Telegroup, Inc., as Issuer
                                      and
                State Street Bank and Trust Company, as Trustee

                                     INDENTURE
                          Dated as of September 30, 1997

                                    $ 25,000,000
                    8 % Convertible Subordinated Notes due 2005

                                TABLE OF CONTENTS
                                                                        Page

ARTICLE ONE  DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION      1

1.01  Definitions                                                         1
1.02  Incorporation by Reference of Trust Indenture Act                  23
1.03  Rules of Construction                                              24

ARTICLE TWO  THE NOTES                                                   25

2.01  Forms and Dating                                                   25
2.02  Execution and Authentication                                       25
2.03  Registrar and Paying Agent                                         26
2.04  Paying Agent To Hold Money in Trust                                27
2.05  Noteholder Lists                                                   27
2.06  Transfer and Exchange                                              28
2.07  Replacement Notes                                                  28
2.08  Outstanding Notes                                                  29
2.09  Treasury Notes                                                     29
2.10  Temporary Notes                                                    30
2.11  Cancellation                                                       30
2.12  Defaulted Interest                                                 30
2.13  CUSIP Number                                                       31
2.14  Deposit of Moneys                                                  31
2.15  Secondary Notes                                                    31

ARTICLE THREE  REDEMPTION OF NOTES                                       32

3.01  Notices to the Trustee                                             32
3.02  Selection of Notes To Be Redeemed                                  32
3.03  Notice of Redemption                                               33
3.04  Effect of Notice of Redemption                                     34
3.05  Deposit of Redemption Price                                        34
3.06  Notes Redeemed or Purchased in Part                                35

ARTICLE FOUR  COVENANTS                                                  35

4.01  Payment of Notes                                                   35
4.02  Maintenance of Office or Agency                                    36
4.03  Corporate Existence                                                37
4.04  Payment of Taxes and Other Claims                                  37
4.05  Maintenance of Properties; Insurance; Books and Records;
      Compliance with Law                                                38
4.06  Compliance Certificate                                             39
4.07  Limitation on Indebtedness                                         40
4.08  Limitation on Other Subordinated Indebtedness                      41
4.09  Limitation on Restricted Payments                                  41
4.10  Limitation on Issuances and Sale of Preferred Stock by
      Subsidiaries                                                       44
4.11  Limitation on Liens                                                44
4.12  Change of Control                                                  45
4.13  Disposition of Proceeds of Asset Sales                             47
4.14  Limitation on Transactions with Interested Persons                 50
4.15  Limitation on Dividends and Other Payment Restrictions
      Affecting Subsidiaries                                             51
4.16  [Intentionally Left Blank]                                         52
4.17  Waiver of Stay, Extension or Usury Laws                            52
4.18  Termination of Trading                                             52
4.19  Reporting Requirements                                             53

ARTICLE FIVE  SUCCESSOR CORPORATION                                      54

5.01  When Company May Merge, etc.                                       54
5.02  Successor Substituted                                              55

ARTICLE SIX  REMEDIES                                                    56

6.01  Events of Default                                                  56
6.02  Acceleration                                                       58
6.03  Other Remedies                                                     59
6.04  Waiver of Past Defaults                                            59
6.05  Control by Majority                                                59
6.06  Limitation on Suits                                                60
6.07  Right of Holders To Receive Payment                                60
6.08  Collection Suit by Trustee                                         61
6.09  Trustee May File Proofs of Claims                                  61
6.10  Priorities                                                         62
6.11  Undertaking for Costs                                              62
6.12  Restoration of Rights and Remedies                                 63

ARTICLE SEVEN  TRUSTEE                                                   63

7.01  Duties                                                             63
7.02  Rights of Trustee                                                  64
7.03  Individual Rights of Trustee                                       65
7.04  Trustee's Disclaimer                                               66
7.05  Notice of Default                                                  66
7.06  Money Held in Trust                                                66
7.07  Reports by Trustee to Holders                                      66
7.08  Compensation and Indemnity                                         67
7.09  Replacement of Trustee                                             68
7.10  Successor Trustee by Merger, etc                                   69
7.11  Eligibility; Disqualification                                      69
7.12  Preferential Collection of Claims
      Against Company                                                    70

ARTICLE EIGHT  SATISFACTION AND DISCHARGE OF INDENTURE                   70

8.01  Termination of the Company's Obligations                           70
8.02  Legal Defeasance and Covenant Defeasance                           71
8.03  Application of Trust Money                                         77
8.04  Repayment to Company                                               77
8.05  Reinstatement                                                      77

ARTICLE NINE  AMENDMENTS, SUPPLEMENTS AND WAIVERS                        78

9.01  Without Consent of Holders                                         78
9.02  With Consent of Holders                                            79
9.03  Compliance with Trust Indenture Act                                80
9.04  Revocation and Effect of Consents                                  80
9.05  Notation on or Exchange of Notes                                   81
9.06  Trustee May Sign Amendments, etc                                   81

ARTICLE TEN  SUBORDINATION OF NOTES                                      82

10.01  Notes Subordinate to Senior Indebtedness                          82
10.02  Payment Over of Proceeds upon Dissolution, etc                    82
10.03  Suspension of Payment When Senior Indebtedness in Default         84
10.04  Trustee's Relation to Senior Indebtedness                         86
10.05  Subrogation to Rights of Holders of Senior Indebtedness           87
10.06  Provisions Solely To Define Relative Rights                       87
10.07  Trustee To Effectuate Subordination                               88
10.08  No Waiver of Subordination Provisions                             88
10.09  Notice to Trustee                                                 89

10.10  Reliance on Judicial Order or Certificate of Liquidating Agent    91
10.11  Rights of Trustee as a Holder of Senior Indebtedness;
       Preservation of Trustee's Rights                                  91
10.12  Article Applicable to Paying Agents                               91
10.13  No Suspension of Remedies                                         92
10.14  Certain Conversions Deemed Payment                                92

ARTICLE ELEVEN  CONVERSION OF NOTES                                      92

11.01  Conversion Privilege and Conversion Price                         92
11.02  Exercise of Conversion Privilege                                  93
11.03  Fractions of Shares                                               94
11.04  Adjustment of Conversion Price                                    94
11.05  Notice of Adjustments of Conversion Price                        103
11.06  Notice of Certain Corporate Action                               103
11.07  Company to Reserve Common Stock                                  105
11.08  Taxes on Conversions                                             105
11.09  Covenant as to Common Stock                                      105
11.10  Cancellation of Converted Notes                                  105
11.11  Provisions as to Consolidation, Merger or Sale of Assets         105
11.12. Trustee and Conversion Agents Not Liable                         106

ARTICLE TWELVE  MISCELLANEOUS                                           107

12.01  Trust Indenture Act of 1939                                      107
12.02  Notices                                                          107
12.03  Communication by Holders with Other Holders                      108
12.04  Certificate and Opinion as to Conditions Precedent               109
12.05  Statements Required in Certificate or Opinion                    109
12.06  Rules by Trustee, Paying Agent, Registrar                        110
12.07  Governing Law                                                    110
12.08  No Interpretation of Other Agreements                            110
12.09  No Recourse Against Others                                       110
12.10  Successors                                                       110
12.11  Duplicate Originals                                              110
12.12  Separability                                                     111
11.13  Table of Contents, Headings, etc                                 111
12.14  Benefits of Indenture                                            111

    Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of September 30, 1997.

      Trust Indenture Act Section                  Indenture Section
               310(a)(1)..................................7.11
                  (a)(2)..................................7.11
                  (a)(3).................................. N.A.
                  (a)(4)...................................N.A.
                  (a)(5)...................................7.11
                  (b)......................................7.09; 7.11; 12.02
                  (c)......................................N.A.
               311(a)......................................7.12
                  (b)......................................7.12
                  (c)......................................N.A.
               312(a)......................................2.05
                  (b).....................................12.03
                  (c).....................................12.03
               313(a)......................................7.07
                  (b)......................................7.07
                  (c)......................................7.07; 12.02
                  (d)......................................7.07
               314(a)......................................4.07; 12.02
                  (b)......................................N.A.
                  (c)(1)...................................12.04
                  (c)(2)...................................12.04
                  (c)(3)...................................N.A.
                  (d)......................................N.A.
                  (e)......................................12.05
               315(a).......................................7.01(b)
                  (b).......................................7.05; 11.02
                  (c).......................................7.01(a)
                  (d).......................................7.01(c)
                  (e).......................................6.11
               316(a) (last sentence).......................2.09
                  (a)(1)(A).................................6.05
                  (a)(1)(B).................................6.04
                  (a)(2)....................................N.A.
                  (b).......................................6.07
               317(a)(1)....................................6.08
                  (a)(2)....................................6.09
                  (b).......................................2.04
               318(a)......................................12.01
                  (c)......................................12.01
__________________
Note:    This reconciliation and tie shall not, for any purpose, be deemed to be a part of the indenture.

     INDENTURE, dated as of September 30, 1997, between TELEGROUP, INC., a corporation incorporated under the laws of the State of Iowa ("the Company"), and State Street Bank and Trust Company, a Massachusetts trust company, as trustee (the "Trustee").
Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 8% Convertible Subordinated Notes due 2005 (the "Notes").

                                  ARTICLE ONE
            DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

1.01  Definitions.

     "Acquired Indebtedness" means Indebtedness of a person (a) assumed in connection with an Asset Acquisition from such person or (b) existing at the time such person becomes a Subsidiary of any other person.
"Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person.

     "Asset Acquisition" means (a) an Investment by the Company or any Subsidiary of the Company in any other person pursuant to which such person shall become a Subsidiary of the Company, or shall be merged with or into the Company or any Subsidiary of the Company, (b) the acquisition by the Company or any Subsidiary of the Company of the assets of any person (other than a Subsidiary of the Company) which constitute all or substantially all of the assets of such person or (c) the acquisition by the Company or any Subsidiary of the Company of any division or line of business of any person (other than a Subsidiary of the Company).

     "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease or other disposition to any person other than the Company or a Wholly-Owned Subsidiary of the Company, in one or a series of related transactions, of (a) any Capital Stock of any Subsidiary of the Company (other than in respect of director's qualifying shares or investments by foreign nationals mandated by applicable law); (b) all or substantially all of the properties and assets of any division or line of business of the Company or any Subsidiary of the Company; or (c) any other properties or assets of the Company or any Subsidiary of the Company other than in the ordinary course of business. For the purposes of this definition, the term "Asset Sale" shall not include (i) any sale, transfer or other disposition of equipment, tools or other assets (including Capital Stock of any Subsidiary of the Company) by the Company or any of its Subsidiaries in one or a series of related transactions in respect of which the Company or such Subsidiary receives cash or property with an aggregate Fair Market Value of $1,000,000 or less or (ii) any sale, issuance, conveyance, transfer, lease or other disposition of properties or assets that is governed by the provisions of
Article V.

     "Asset Sale Offer" shall have the meaning set forth in Section 4.13.

     "Asset Sale Offer Price" shall have the meaning set forth in Section
4.13.

      "Asset Sale Purchase Date" shall have the meaning set forth in Section
4.13.

     "Average Life to Stated Maturity" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (a) the sum of the products of (i) the number of years (or any fraction thereof) from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

     "Bankruptcy Law" means Title 11 United States Code or any similar law for the relief of debtors.

     "Board of Directors" means the board of directors of the Company or any duly authorized committee of such board.

     "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors of the Company and to be in full force and effect on the date of such certification, and delivered to the Trustee.

     "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York, State of New York or the city in which the Corporate Trust Office is located, are authorized or obligated by law, regulation or executive order to close.

     "Capital Stock" means, with respect to any person, any and all shares, interests, participations, rights in or other equivalents (however designated) of such person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock.

     "Capitalized Lease Obligation" means any obligation under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed) that is required to be classified and accounted for as a capital lease obligation under GAAP, and the amount of any such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

     "Cash Equivalents" means, at any time, (i) any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (ii) certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000; (iii) Eurodollar time deposits that are rated at least A-1 by S&P or at least P-1 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; (iv) commercial paper with a maturity of 180 days or less that are rated at least A-1 by S&P, or at least P-1 by Moody's or at least an equivalent rating category of another nationally recognized securities rating agency; (v) tax-exempt investments that are rated at least SP1/A1 by S&P and/or P1/VMIG1/MIG1 by Moody's; (vi) money market accounts of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less that $500,000,000; and (vii) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the government of the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within 180 days from the date of acquisition; provided that the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions With Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985.

     "Change of Control" means the occurrence of any of the following events:
(a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), excluding Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a person shall be deemed to have "beneficial ownership" of all securities that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time, upon the happening of an event or otherwise), directly or indirectly, of more than 35% of the voting power of the total Voting Stock of the Company; provided, however, that the Permitted Holders in the aggregate (i) "beneficially own" (as so defined) a lower percentage of the voting power of the total Voting Stock than such other person or "group" and (ii) do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company; or (b) individuals who on the Issue Date constitute the Board of Directors of the Company (together with any new directors whose election by the Board of Directors of the Company or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors of the Company then in office who either were members of the Board of Directors of the Company on the Issue Date of whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors of the Company then in office.

     "Change of Control Offer" shall have the meaning set forth in Section
4.12.

     "Change of Control Purchase Date" shall have the meaning set forth in
Section 4.12.

     "Change of Control Purchase Price" shall have the meaning set forth in
Section 4.12.

     "Closing Price" shall have the meaning set forth in Section 11.04.

     "Commencement Date" shall have the meaning set forth in Section 11.01.

     "Common Stock" means, with respect to any person, any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or nonvoting) of, such person's common stock, whether outstanding at the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

     "Company" means the party named as such in this Indenture until a successor replaces it (or any previous successor) pursuant to this Indenture, and thereafter means such successor.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any one of its Chairman of the Board, its Vice-Chairman, its President, an Executive Vice President or a Vice President, and by any one of its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

     "Consolidated Cash Flow" means, for any period, the sum of the amounts for such period, without duplication, of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, to the extent deducted in calculating Consolidated Net Income, (iii) income taxes, to the extent such amount was deducted in calculating Consolidated Net Income (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), (iv) depreciation expense, to the extent such amount was deducted in calculating Consolidated Net Income, (v) amortization expense, to the extent such amount was deducted in calculating Consolidated Net Income, and (vi) all other non-cash items reducing Consolidated Net Income (excluding any non-cash charge to the extent that it represents an accrual of or reserve for cash charges in any future period), less all non-cash items increasing Consolidated Net Income, all as determined on a consolidated basis for the Company and its Subsidiaries in conformity with GAAP.

     "Consolidated Fixed Charges" means, for any period, Consolidated Interest Expense plus dividends declared and payable on Preferred Stock.

     "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including capitalized interest, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Protection Agreements; and interest on Indebtedness that is guaranteed or secured by the Company or any of its Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Subsidiaries during such period.

     "Consolidated Leverage Ratio" means, on any Transaction Date, the ratio of (i) the aggregate amount of Indebtedness of the Company and its Subsidiaries on a consolidated basis outstanding on such Transaction Date to
(ii) the aggregate amount of Consolidated Cash Flow for the then most recent four fiscal quarters for which financial statements are available (such four fiscal quarter period being the "Four Quarter Period"); provided that (A) pro forma effect shall be given to (x) any Indebtedness incurred from the beginning of the Four Quarter Period through the Transaction Date (the "Reference Period"), to the extent such Indebtedness is outstanding on the Transaction Date and (y) any Indebtedness that was outstanding during such Reference Period but that is not outstanding or is to be repaid on the Transaction Date; (B) pro forma effect shall be given to Asset Sales and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Sales) that occur during such Reference Period, as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (C) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any person that has become a Subsidiary of the Company or has been merged with or into the Company or any Subsidiary of the Company during such Reference Period and that would have constituted Asset Sales or Asset Acquisitions had such transactions occurred when such person was a Subsidiary of the Company as if such asset dispositions or asset acquisitions were Asset Sales or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (B) or (C) of this sentence requires that pro forma effect be given to an Asset Sale or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the person, or division or line of business of the person, that is acquired or disposed of for which financial information is, in the good faith opinion of the Board of Directors of the Company, available.

     "Consolidated Net Income" means, for any period, the aggregate net income (or loss) of the Company and its Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Consolidated Net Income (without duplication): (i) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of Section 4.09, the net income (or loss) of any person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Company or any of its Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Subsidiaries; (ii) any gains or losses (on an after-tax basis) attributable to Asset Sales; (iii) except for purposes of calculating the amount of Restricted Payments that may be pursuant to clause (C) of the first paragraph of Section 4.09, any amount paid or accrued as dividends on Preferred Stock of the Company or Preferred Stock of any Subsidiary owned by Persons other than the Company and any of its Subsidiaries; (iv) all extraordinary gains and extraordinary losses; and
(v) the net income (or loss) of any Person (other than net income (or loss) attributable to a Subsidiary) in which any Person (other than the Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Subsidiaries by such other Person during such period.

     "Consolidated Net Worth" means, with respect to any person at any date, the consolidated stockholders' equity of such person less the amount of such stockholders' equity attributable to Redeemable Capital Stock of such person and its Subsidiaries, as determined in accordance with GAAP.
"consolidation" means, with respect to any person, the consolidation of the accounts of such person and each of its Subsidiaries if and to the extent the accounts of such person and each of its Subsidiaries would normally be consolidated with those of such person, all in accordance with GAAP. The term "consolidated" shall have a meaning correlative to the foregoing.

     "Constituent Person" shall have the meaning set forth in Section 11.11. "control" means, with respect to any specified person, the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of Voting Stock, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "conversion price" shall have the meaning set forth in Section 11.01.

     "Corporate Trust Office" means the corporate trust office of the Trustee at which at any particular time this Indenture shall be principally administered, which on the date hereof is located in Hartford, Connecticut.

     "covenant defeasance" shall have the meaning set forth in Section 8.02.

     "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any of its Subsidiaries against fluctuations in currency values.

     "Current Market Price" shall have the meaning set forth in Section
11.04.
"Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

     "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

     "Designated Senior Indebtedness" means any Senior Indebtedness which
(a) at the time of the determination exceeds $25,000,000 in aggregate principal amount and (b) is specifically designated in the instrument evidencing such Senior Indebtedness as "Designated Senior Indebtedness" by the Company.

     "Event of Default" shall have the meaning set forth in Section 6.01.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Expiration Time" shall have the meaning set forth in Section 11.04.

     "Fair Market Value" means, with respect to any asset, the price, as determined by the Board of Directors of the Company, acting in good faith, which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of which is under pressure or compulsion to complete the transaction; provided, however, that with respect to any transaction which involves an asset or assets in excess of $2,000,000, such determination shall be evidenced by a Board Resolution delivered to the Trustee.

     "Final Maturity Date" means April 15, 2005.

     "Final Note Interest Time" means such time as the Company and its Subsidiaries have issued, after the Issue Date, Indebtedness (excluding the Notes) in an aggregate principal amount of $50 million or more.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which are applicable from time to time and are consistently applied.

     "guarantee" means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

     "Holder" or "Noteholder" means the person in whose name a Note is registered on the Registrar's books.

     "Indebtedness" means, with respect to any person, without duplication,
(a) all liabilities of such person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities incurred in the ordinary course of business and which are not outstanding more than 90 days, but including, without limitation, all obligations, contingent or otherwise, of such person in connection with any letters of credit, banker's acceptance or other similar credit transaction, (b) all obligations of such person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade accounts payable arising in the ordinary course of business, (d) all Capitalized Lease Obligations of such person, (e) all Indebtedness referred to in the preceding clauses of other persons and all dividends of other persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien upon property (including, without limitation, accounts and contract rights) owned by such person, even though such person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured), (f) all guarantees of Indebtedness referred to in this definition by such person, (g) all Redeemable Capital Stock of such person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends, (h) all obligations under or in respect of Currency Agreements and Interest Rate Protection Obligations of such person, and (i) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) through (i) above. For purposes of
Section 4.07, (x) the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock, (y) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP and (z) neither the accrual of interest nor the accretion of original issue discount shall be considered an incurrence of Indebtedness.

     "Indenture" means this Indenture, as amended, modified or supplemented from time to time.

     "Independent Financial Advisor" means a firm (i) which does not, and whose directors, officers and employees or Affiliates do not, have a direct or indirect financial interest in the Company and (ii) which, in the judgment of the Board of Directors of the Company, is otherwise independent and qualified to perform the task for which it is to be engaged.

     "Interest" means, with respect to any Note, the amount of all interest accruing on such Note, including all interest accruing subsequent to the occurrence of any events specified in Sections 6.01(f) and (g) or which would have accrued but for any such event, whether or not such claims are allowable under applicable law.

     "Interested Persons" shall have the meaning set forth in Section 4.14.

     "Interest Payment Date" means the Stated Maturity of an installment of interest on the Notes, as set forth therein.

     "Interest Rate Protection Agreement" means any arrangement with any other person whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include without limitation, interest rate swaps, caps, floors, collars and similar agreements.

     "Interest Rate Protection Obligations" means the obligations of any person pursuant to an Interest Rate Protection Agreement.

     "Investment" means, with respect to any person, any direct or indirect, loan, guarantee, or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any other person. In addition, the Fair Market Value of the assets of any Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary shall be deemed to be an Investment made by the Company in such Unrestricted Subsidiary at such time. "Investments" shall exclude extensions of trade credit by the Company and its Subsidiaries in the ordinary course of business in accordance with normal trade practices of the Company or such Subsidiary, as the case may be.

     "Issue Date" means September 30, 1997.

     "junior securities" shall have the meaning set forth in Section 10.14.

     "legal defeasance" shall have the meaning set forth in Section 8.02.

     "Lien" means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A person shall be deemed to own subject to a Lien any property which such person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "Maturity Date" means, with respect to any Note, the date on which any principal of such Note becomes due and payable as therein or herein provided, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Subsidiary of the Company) net of
(i) brokerage commissions and other fees and expenses (including, without limitation, fees and expenses of legal counsel and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any person (other than the Company or any Subsidiary of the Company) owning a beneficial interest in the assets subject to the Asset Sale and (iv) appropriate amounts to be provided by the Company or any Subsidiary of the Company, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary of the Company, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the Trustee.

     "non-electing share" shall have the meaning set forth in Section 11.11.

     Non-payment Default" means any event (other than a Payment Default) the occurrence of which entitles one or more persons to act to accelerate the maturity of any Designated Senior Indebtedness.

     "Notes" means the securities that are issued under this Indenture, as amended or supplemented from time to time pursuant to this Indenture.

     "Officer" means the Chairman of the Board, the President, any Executive Vice President, any Vice President, the Chief Financial Officer, the Treasurer, the Secretary or the Controller of the Company.

     "Officers' Certificate" means a certificate signed by two Officers or by an Officer and an Assistant Treasurer or Assistant Secretary of the Company and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Company.

     "Pari Passu Indebtedness" means Indebtedness of the Company which ranks pari passu in right of payment with the Notes.

     "Paying Agent" has the meaning set forth in Section 2.03, except that, for the purposes of Section 4.12 and Section 4.13 and Articles Three and Eight, the Paying Agent shall not be the Company or a Subsidiary of the Company or any of their respective Affiliates.

     "Payment Blockage Period" shall have the meaning set forth in Section
10.03.

     "Payment Default" means any default in the payment of principal, premium, if any, or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto.

     "Permitted Holder" means any of (x) Fred Gratzon, Shelley Levin-Gratzon or Clifford Rees or (y) any Affiliate of any Person named in the foregoing clause or (x) any trust for the benefit of any such Person or any of such Person's family members or descendants.

     "Permitted Indebtedness" means the following Indebtedness (each of which shall be given independent effort):

     (a) Indebtedness of the Company evidenced by the Notes (including any Notes issued to pay interest prior to the Final Note Interest Time);

     (b) Indebtedness of the Company in an aggregate principal amount at any one time outstanding not to exceed $75 million;

     (c) (i) Interest Rate Protection Obligations of the Company covering Indebtedness of the Company or a Subsidiary of the Company and (ii) Interest Rate Protection Obligations of any Subsidiary of the Company covering Indebtedness of such Subsidiary; provided, however, that, in the case of either clause (i) or (ii), (x) any Indebtedness to which any such Interest Rate Protection Obligations relate is otherwise permitted to be incurred under this covenant and (y) the notional principal amount of any such Interest Rate Protection Obligations does not exceed the principal amount of the Indebtedness to which such Interest Rate Protection Obligations relate;

     (d) Indebtedness of a Wholly-Owned Subsidiary owed to and held by the Company or another Wholly-Owned Subsidiary, in each case which is not subordinated in right of payment to any Indebtedness of such Wholly-Owned Subsidiary, except that any transfer of such Indebtedness by the Company or a Wholly-Owned Subsidiary (other than to the Company or to a Wholly-Owned Subsidiary) or any event which results in any such Wholly-owned Subsidiary ceasing to be a Wholly-Owned Subsidiary shall, in each case, be an incurrence of Indebtedness by such Wholly-Owned Subsidiary subject to the other provisions of Section 4.07;

     (e) Indebtedness of the Company owed to and held by a Wholly-Owned Subsidiary of the Company which is unsecured and subordinated in right of payment to the payment and performance of the Company's obligations under the Indenture and the Notes except that any transfer of such Indebtedness by a Wholly-Owned Subsidiary of the Company (other than to another
Wholly-Owned Subsidiary of the Company) or any event which results in any such Wholly-Owned Subsidiary ceasing to be a Wholly-Owned Subsidiary shall, in each case, be an incurrence of Indebtedness by the Company subject to the other provisions of Section 4.07;

     (f) Indebtedness of the Company and its Subsidiaries under Currency Agreements; provided that such Currency Agreements do not increase the Indebtedness of the Company and its Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

     (g) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within two business days of incurrence; Indebtedness of the Company or any of its Subsidiaries represented by letters of credit for the account of the Company or such Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

     (i) Indebtedness of the Company or any Subsidiary to the extent such Indebtedness is in the nature of bank debt financing or a similar credit facility, letters of credit, vendor financing, mortgage financing or any similar facility; provided that not more than $20 million aggregate principal amount of such Indebtedness is outstanding at any time, not more than $15 million aggregate principal amount of such Indebtedness is in the nature of bank debt financing or a similar credit facility and not more than $5 million aggregate principal amount of such Indebtedness is incurred by the Company's subsidiaries;

     (j) Indebtedness of the Company not to exceed, at any one time outstanding, 1.5 times the net cash proceeds (less the amount of such proceeds applied as provided in clause (ii) or (iii) of the second paragraph of Section
4.09) received by the Company after the Issue Date from the issuance and sale of its Capital Stock (other than Redeemable Capital Stock), to a Person that is not a Subsidiary of the Company; provided that such Indebtedness matures after the Stated Maturity of the Notes and has an Average Life to Stated Maturity longer than the Notes;

     (k) Indebtedness of the Company in an aggregate principal amount at any one time outstanding not to exceed $25 million; provided that such Indebtedness is subordinated to the Notes in the same manner and to the same extent as the Notes are subordinated to Senior Indebtedness;

     (l) At any time after the last reported sales price of the Common Stock in each of 30 Trading Days in any 45 Trading Day period shall be equal to or greater than 200% of the conversion price on each such Trading Date, Indebtedness of the Company in an aggregate principal amount at any one time outstanding not to exceed $100 million; and

     (m) (i) Indebtedness of the Company the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of the Company or any of its Subsidiaries and (ii) Indebtedness of any Subsidiary of the Company the proceeds of which are used solely to refinance (whether by amendment, renewal, extension or refunding) Indebtedness of such Subsidiary, in each case other than the Indebtedness incurred under clause (b) through (l) of this Section 4.07; provided, however, that (x) the principal amount of Indebtedness incurred pursuant to this clause (m) (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, the original issue price of such Indebtedness) shall not exceed the sum of the principal amount of Indebtedness so refinanced, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of such Indebtedness or the amount of any premium reasonably determined by the Board of Directors of the Company as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase, plus the amount of expenses in connection therewith,
(y) in the case of Indebtedness incurred by the Company pursuant to this clause (m) to refinance Subordinated Indebtedness, such Indebtedness (A) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Indebtedness being refinanced and (B) is subordinated to the Notes in the same manner and to the same extent that the Subordinated Indebtedness being refinanced is subordinated to the Notes and (z) in the case of Indebtedness incurred by the Company pursuant to this clause (m) to refinance Pari Passu Indebtedness, such Indebtedness (A) has an Average Life to Stated Maturity greater than the remaining Average Life to Stated Maturity of the Indebtedness being refinanced and (B) constitutes Pari Passu Indebtedness or Subordinated Indebtedness.

     "Permitted Investments" means any of the following: (i) Investments in any Subsidiary of the Company (including any person that pursuant to such Investment becomes a Subsidiary of the Company) and any person that is merged or consolidated with or into, or transfers or conveys all or substantially all of its assets to, the Company or any Subsidiary of the Company at the time such Investment is made; (ii) Investments in Cash Equivalents;
(iii) Investments in deposits with respect to leases or utilities provided to third parties in the ordinary course of business; (iv) Investments in Currency Agreements on commercially reasonable terms entered into by the Company or any of its Subsidiaries in the ordinary course of business in connection with the operations of the business of the Company or its Subsidiaries to hedge against fluctuations in foreign exchange rates;
(v) loans or advances to officers, employees or consultants of the Company and its Subsidiaries in the ordinary course of business for bona fide business purposes of the Company and its Subsidiaries (including travel and moving expenses) not in excess of $2,000,000 in the aggregate at any one time outstanding; (vi) Investments in evidences of Indebtedness, securities or other property received from another person by the Company or any of its Subsidiaries in connection with any bankruptcy proceeding or by reason of a composition or readjustment of debt or a reorganization of such person or as a result of foreclosure, perfection or enforcement of any Lien in exchange for evidences of Indebtedness, securities or other property of such person held by the Company or any of its Subsidiaries, or for other liabilities or obligations of such other person to the Company or any of its Subsidiaries that were created in accordance with the terms of this Indenture; and (vii) Investments in Interest Rate Protection Agreements on commercially reasonably terms entered into by the Company or any of its Subsidiaries in the ordinary course of business in connection with the operations of the business of the Company or its Subsidiaries to hedge against fluctuations in interest rates.

     "Permitted Junior Securities" shall have the meaning set forth in
Section 10.02.

     "Permitted Liens" means the following types of Liens:
     (a) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or any of its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

     (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

     (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, governmental contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

     (d) judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

     (e) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

     (f) any interest or title of a lessor under any Capitalized Lease Obligation or operating lease;

     (g) purchase money Liens to finance the acquisition or construction of property or assets of the Company or any Subsidiary of the Company acquired or constructed in the ordinary course of business; provided, however, that
(i) the related purchase money Indebtedness shall not be secured by any property or assets of the Company or any Subsidiary of the Company other than the property and assets so acquired or constructed and (ii) the Lien securing such Indebtedness either (x) exists at the time of such acquisition or construction or (y) shall be created within 90 days of such acquisition or construction; and

     (h) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods.

     "person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, charitable foundation, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

     "Predecessor Note" means, with respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.07 hereof in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

     "Preferred Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents, however designated, whether voting or nonvoting, of such persons preferred or preferred stock, whether new outstanding or issued after the Issue Date, including without limitation, all series and classes of such preferred or preferred stock.
"principal" means, with respect to any debt security, the principal of the security plus, when appropriate, the premium, if any, on the security and any interest on overdue principal.

     "Purchased Shares" shall have the meaning set forth in Section 11.04.

     "Redeemable Capital Stock" means any shares of any class or series of Capital Stock that, either by the terms thereof, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity with respect to the principal of any Note or is redeemable at the option of the Holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity.

     "Redemption Date" means, with respect to any Note to be redeemed, the date fixed by the Company for such redemption pursuant to this Indenture and the Notes.

     "Redemption Price" means, with respect to any Notes to be redeemed, the price fixed for such redemption pursuant to the terms of this Indenture and the Notes.

     "Registrar" has the meaning set forth in Section 2.03.

     "Regular Record Date" means, with respect to any Interest payable on any Interest Payment Date, the April 1 and October 1 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date.

     "Replacement Assets" has the meaning set forth in Section 4.13.

     "Repurchase Date" has the meaning set forth in Section 4.18.

     "Repurchase Price" has the meaning set forth in Section 4.18.

     "Restricted Payment" has the meaning set forth in Section 4.09.

     "SEC" means the Securities and Exchange Commission, as from time to time constituted, or if at any time after the execution of the Indenture such Commission is not existing and performing the applicable duties now assigned to it, then the body or bodies performing such duties at such time.

     "Secondary Notes" has the meaning set forth in Section 2.15.

     "Securities Act" means the Securities Act of 1933, as amended from time to time.

     "Senior Indebtedness" means the principal of, premium, if any, and interest on any Indebtedness of the Company, outstanding on the Issue Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to the Notes. Notwithstanding anything to the contrary in the foregoing, Senior Indebtedness will not include (i) Indebtedness of the Company to any of its Subsidiaries or Indebtedness of any Subsidiary of the Company to the Company or any other Subsidiary of the Company, (ii) Indebtedness represented by the Notes, (iii) to the extent it constitutes Indebtedness, any trade payable arising from the purchase of goods or materials or for services obtained in the ordinary course of business, (iv) Indebtedness represented by Redeemable Capital Stock or (v) that portion of any Indebtedness which is incurred in violation of this Indenture.
"Senior Representative" means any representative designated in writing to the Trustee of the holders of any class or issue of Designated Senior Indebtedness.

     "Significant Subsidiary" shall have the same meaning ascribed to it in Rule 1.02(v) of Regulation S-X under the Securities Act.

     "S&P" means Standard & Poor's Corporation, and its successors.

     "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest thereon, is due and payable.

     "Subordinated Indebtedness" means Indebtedness of the Company which is expressly subordinated in right of payment to the Notes.

     "Subsidiary" means, with respect to any person, (i) a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such person, by one or more Subsidiaries of such person or by such person and one or more Subsidiaries thereof and (ii) any other person (other than a corporation), including, without limitation, a joint venture, in which such person, one or more Subsidiaries thereof or such person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, has at least majority ownership interest entitled to vote in the election of directors, managers or trustees thereof (or other person performing similar functions). For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be deemed a Subsidiary of the Company under this Indenture, other than for purposes of the definition of an Unrestricted Subsidiary, unless the Company shall have designated an Unrestricted Subsidiary as a "Subsidiary" by written notice to the Trustee under this Indenture, accompanied by an Officers' Certificate as to compliance with the Indenture; provided, however, that the Company shall not be permitted to designate any Unrestricted Subsidiary as a Subsidiary unless, after giving pro forma effect to such designation, (i) the Company would be permitted to incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.07 (assuming a market rate of interest with respect to such Indebtedness) and (ii) all Indebtedness and Liens of such Unrestricted Subsidiary would be permitted to be incurred by a Subsidiary of the Company under this Indenture. A designation of an Unrestricted Subsidiary as a Subsidiary may not thereafter be rescinded.

     "Surviving Entity" shall have the meaning set forth in Section 5.01.

     "Termination of Trading Event" means any event which occurs whereby the Common Stock (or other common stock into which the Notes are then convertible) is neither listed for trading on a national securities exchange in the United States nor approved for trading on an established automated over-the-counter trading market in the United States.

     "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code
Sec. 77aaa-77bbbb) as in effect on the Issue Date.

     "Trading Day" shall have the meaning set forth in Section 11.04.

     "Trigger Event" shall have the meaning set forth in Section 11.04.

     "Transaction Date" means, with respect to the incurrence of any Indebtedness by the Company or any of its Subsidiaries, the date such Indebtedness is to be incurred.

     "Trust Officer" means any officer in the Corporate Trust Administration of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

     "Trustee" means the party named as such in this Indenture until a successor replaces such party (or any previous successor) in accordance with the provisions of this Indenture, and thereafter means such successor.

     "Unrestricted Subsidiary" means (i) any Subsidiary of the Company that shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Subsidiary; provided that (A) any guarantee by the Company or any Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "incurrence" of such Indebtedness and an "Investment" by the Company or such Subsidiary (or both, if applicable) at the time of such designation; (B) such designation would be permitted under Section 4.09 and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under the Section 4.07 and Section 4.09.

     "U.S. Government Obligations" shall have the meaning set forth in
Section 8.02.

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any person (irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency).

      "Wholly-Owned Subsidiary" means any Subsidiary of the Company of which 100% of the outstanding Capital Stock is owned by one or more Wholly-Owned Subsidiaries of the Company, by the Company and one or more Wholly-Owned Subsidiaries of the Company or by the Company. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

1.02  Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

"Commission" means the SEC;

"indenture securities" means the Notes;

"indenture security holder" means a Noteholder or Holder;

"indenture to be qualified" means this Indenture;

"indenture trustee" or "institutional trustee" means the Trustee; and

"obligor" on the indenture securities means the Company or any other obligor on the Notes.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

1.03  Rules of Construction.

     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

1.     a term has the meaning assigned to it

2. words in the singular include the plural, and words in the plural include the singular.
3.     "or" is not exclusive;
4.      provisions apply to successive events and transactions;
5. all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;
6. the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and
7. all references to $ or dollars shall refer to the lawful currency of the United States of America.

                                 ARTICLE TWO
                                  THE NOTES

2.01  Forms and Dating.

     The Notes and the Trustee's certificate of authentication thereon shall be in substantially the form of Exhibit A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with any applicable law or with the rules of any securities exchange or as may, consistently herewith, be determined by the Officers executing such Notes, as evidenced by their execution thereof. The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof.

     The definitive Notes shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes. Each Note shall be dated the date of its authentication.

     The terms and provisions contained in the form of the Notes, annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

2.02  Execution and Authentication.

     Two Officers shall execute the Notes on behalf of the Company by either manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Notes.

     If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note or at any time thereafter, the Note shall be valid nevertheless.

     A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

     The Trustee shall authenticate Notes for original issue in an aggregate principal amount not to exceed $25,000,000 (excluding Secondary Notes, as defined in Section 2.15) upon receipt of an Officers' Certificate signed by two Officers of the Company directing the Trustee to authenticate the Notes and certifying that all conditions precedent to the issuance of the Notes contained herein have been complied with. The aggregate principal amount of Notes outstanding at any time may not exceed $25,000,000, except as provided in Sections 2.07 and 2.15.

     With the prior written approval of the Company, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. Such authenticating agent shall have the same rights as the Trustee in any dealings hereunder with the Company or with any of the Company's Affiliates.

2.03  Registrar and Paying Agent.

     The Company shall maintain an office or agency (which shall be located in the Borough of Manhattan, The City of New York, State of New York) where Notes may be presented for registration of transfer, for exchange or for conversion (the "Registrar"), an office or agency (which shall be located in the Borough of Manhattan, The City of New York, State of New York) where Notes may be presented for payment of principal, premium, if any, and interest (the "Paying Agent") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent. Except as otherwise expressly provided in this Indenture, the Company or any Affiliate thereof may act as Paying Agent.
The Company shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall incorporate the provisions of the TIA. The agreement shall implement the provisions of this Indenture that relate to such Registrar or Paying Agent. The Company shall notify the Trustee of the name and address of any such Registrar or Paying Agent. If the Company fails to maintain a Registrar, Paying Agent or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such and shall be entitled to appropriate compensation in accordance with Section 7.08.

     The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

2.04  Paying Agent To Hold Money in Trust.

     Each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such money has been distributed to it by the Company or any other obligor on the Notes), and the Company (or any other obligor on the Notes) and the Paying Agent shall notify the Trustee of any default by the Company (or any other obligor on the Notes) in making any such payment. If the Company or an Affiliate of the Company acts as Paying Agent, it shall segregate the money and hold it as a separate trust fund. The Company at any time may require a Paying Agent to distribute all money held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any payment default with respect to the Notes, upon written request to a Paying Agent, require such Paying Agent to pay all money held by it to the Trustee and to account for any funds distributed. Upon doing so, the Paying Agent (other than an obligor on the Notes) shall have no further liability for the money so paid over to the Trustee.

2.05  Noteholder Lists.

     The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Sec. 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least ten Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

2.06  Transfer and Exchange.

     When Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any transfer, exchange or redemption, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.02, 2.07, 2.10, 3.06, 4.12, 4.13 or 9.05).

     The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note (i) during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and
(ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Note being redeemed in part.

     The Registrar shall not be required to register the transfer of a Note until the Trustee has been directed to do so by the Company and has been advised in writing by the Company that an opinion of counsel acceptable to the Company has been received by the Company (which counsel may be an employee of the Noteholder) to the effect that the transfer of such Note is exempt from registration under the Securities Act or such registration is not required.

2.07  Replacement Notes.

     If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the

Company, the Trustee or any Paying Agent or Registrar from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of counsel. Every replacement Note is an additional obligation of the Company.

2.08  Outstanding Notes.

     Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

     If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.
If on a Redemption Date or a Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds cash or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date, and is not prohibited from paying such cash or U.S. Government Obligations to the Holders of such Notes pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them shall cease to accrue.

2.09  Treasury Notes.

     In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Trust Officer of the Trustee knows are so owned shall be disregarded.

2.10  Temporary Notes.

     Until definitive Notes are prepared and ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes. Until such exchange, temporary Notes shall be entitled to the same rights, benefits and privileges as definitive Notes.

2.11  Cancellation.

     The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, redemption, conversion, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall promptly cancel and, at the written direction of the Company, shall dispose of all Notes surrendered for transfer, redemption, conversion, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

2.12  Defaulted Interest.

     If the Company defaults on a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent permitted by law) any interest payable on the defaulted interest, in accordance with the terms hereof and the Notes, to the persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date. The Company shall fix such special record date and payment date in a manner satisfactory to the Trustee. At least 15 days before such special record date, the Company shall mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

2.13  CUSIP Number.

     The Company in issuing the Notes may use a "CUSIP" number (if then generally in use), and if so, the Trustee may use the CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee of any change in the CUSIP number.

2.14  Deposit of Moneys.

     On or before each Interest Payment Date and Maturity Date, the Company shall deposit with the Trustee or Paying Agent in immediately available funds money sufficient to make cash payments, if any, due on such Interest Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Paying Agent to remit payment to the Holders on such Interest Payment Date or Maturity Date, as the case may be.

2.15  Secondary Notes.

     Through and including the earlier of (x) April 15, 1999 or (y) the Final
Note Interest Time, on each Interest Payment Date, the Company may, at its option and in its sole discretion, in lieu of the payment in whole or in part of interest in cash on the Notes, pay interest on the Notes through the issuance of additional Notes ("Secondary Notes") in an aggregate principal amount equal to the amount of interest that would be payable with respect to the Notes, if such interest were paid in cash; provided, however, that the Company shall only be permitted to issue Secondary Notes pursuant to this
Section 2.15 if there is, as of the date of such issuance, an effective registration statement under the Securities Act covering such issuance or such issuance is exempt from registration under the Securities Act. Thereafter, the Company shall pay interest on the Notes in cash. The Company shall notify the Trustee in writing of such election not less than ten nor more than 45 days prior to the Regular Record Date for an Interest Payment Date on which Secondary Notes will be issued. On each such Interest Payment Date, the Trustee shall authenticate Secondary Notes for original issuance to each Holder on the relevant Regular Record Date in the aggregate principal amount required to pay the amount of interest on the Notes that the Company has elected to pay through its issuance of Secondary Notes in lieu of cash. Any Secondary Notes so issued shall be dated the applicable Interest Payment Date, shall bear interest from and after such date, shall mature on April 15, 2005, and shall be governed by, and subject to the terms, provisions and conditions of, this Indenture and shall have the same rights and benefits as Notes previously issued.

     Notwithstanding any other provision of this Section 2.15 to the contrary, the Company shall pay cash in lieu of issuing Secondary Notes in any denomination of less than $1,000 (which shall be determined with respect to the aggregate amount of Notes held by each Holder as shown by the records of the Trustee). Notwithstanding anything contained in this Indenture to the contrary, interest on any Secondary Notes shall be payable only in cash.

                                ARTICLE THREE
                             REDEMPTION OF NOTES

3.01  Notices to the Trustee.

     If the Company elects to redeem Notes pursuant to Paragraph 3(a) of the Notes, it shall notify the Trustee of the Redemption Date and principal amount of Notes to be redeemed.

     The Company shall notify the Trustee by an Officers' Certificate, stating that such redemption will comply with the provisions hereof and of the Notes, of any redemption at least 35 days before the Redemption Date.

3.02  Selection of Notes To Be Redeemed.

     If less than all the Notes are to be redeemed, the particular Notes or portions thereof to be redeemed shall be selected from the outstanding Notes not previously called for redemption either (x) pro rata, by lot or by such other method as the Trustee considers to be fair and appropriate or (y) in such manner as complies with the requirements of the principal national securities exchange, if any, on which the Notes being redeemed are listed.

     The amounts to be redeemed shall be equal to $1,000 or any integral multiple thereof.

     If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed (so far as may be) to be the portion selected for redemption. Notes which have been converted during a selection of Notes to be redeemed shall be treated by the Trustee as outstanding for the purpose of such selection. In any case where more than one Note is registered in the same name, the Trustee in its discretion may treat the aggregate principal amount so registered as if it were represented by one Note.

     The Trustee shall promptly notify the Company and the Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

3.03  Notice of Redemption.

     Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at the address of such Holder appearing in the Note register maintained by the Registrar.

All notices of redemption shall identify the Notes to be redeemed and shall state:

(a)     the Redemption Date;
(b) the Redemption Price and the amount of accrued interest, if any, to be paid;
(c) that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;
(d) if any Note is to be redeemed in part, the portion of the principal amount (equal to $1,000 or any integral multiple thereof) of such
Note
        to be redeemed and that on and after the Redemption Date, upon surrender for cancellation of such original Note to the Paying Agent, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Holder;
(e) the conversion price, the date on which the right to convert the Notes to be redeemed will terminate and the place or places where such Notes may be surrendered for conversion;
(f) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and the name and address of the Paying Agent;
(g) the CUSIP number, if any, relating to such Notes, but no representation is made as to the correctness or accuracy of any such CUSIP numbers; and
(h) the paragraph of the Notes pursuant to which the Notes are being redeemed.

     Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's written request, by the Trustee in the name and at the expense of the Company.

3.04  Effect of Notice of Redemption.

     Once notice of redemption is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Notes called for redemption shall be paid at the Redemption Price plus accrued interest to the Redemption Date, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates referred to in the Notes.

3.05  Deposit of Redemption Price.

     On or prior to 12:00 p.m. New York time on any Redemption Date, the Company shall deposit with the Paying Agent an amount of money in same day funds sufficient to pay the Redemption Price of, and accrued interest on, all the Notes or portions thereof which are to be redeemed on that date, other than Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation.

     If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal, premium, if any, and, to the extent lawful, accrued interest thereon shall, until paid, bear interest from the Redemption Date at the rate provided in the Notes.

     If any Note called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Note shall (subject to any right of the Holder of such Note or any Predecessor Note to receive interest as provided in the second paragraph of Section 4.01) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

3.06  Notes Redeemed or Purchased in Part.

     Upon surrender to the Paying Agent of a Note which is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note so surrendered that is not redeemed.

                                 ARTICLE FOUR
                                  COVENANTS
4.01  Payment of Notes.

     The Company will pay, or cause to be paid, the principal of and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company or any Affiliate thereof) holds at 12:00 p.m. New York time on that date money designated and set aside for and sufficient to pay the installment in a timely manner and is not prohibited from paying such money to the Holders of the Notes pursuant to the terms of this Indenture.
In the case of any Note which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Note whose Maturity Date is prior to such Interest Payment Date), the Company will pay interest whose Stated Maturity is on such Interest Payment Date on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Note (or one or more Predecessor Notes) is registered at the close of business on such Regular Record Date; provided, however, that Notes so surrendered for conversion shall (except in the case of Notes or portions thereof which have been called for redemption on a Redemption Date within such period) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount being surrendered for conversion. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Note which is converted, interest whose Stated Maturity is after the date of conversion of such Note shall not be payable.

     The Company will pay interest on overdue principal at the rate and in the manner provided in the Notes; it shall pay interest on overdue installments of interest at the same rate and in the same manner, to the extent lawful.

4.02  Maintenance of Office or Agency.

     The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of State Street Bank and Trust Company, N.A.

     The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

     The Company hereby initially designates the office of State Street Bank and Trust Company, N.A. located at 61 Broadway, 15th floor, in the Borough of Manhattan, City of New York 10006, as such office of the Company in accordance with this Section 4.02.

4.03  Corporate Existence.

     Subject to Article Five, the Company shall do or cause to be done all things necessary to and will cause each of its Subsidiaries to, preserve and keep in full force and effect the corporate or partnership existence and rights (charter and statutory), licenses and/or franchises of the Company and each of its Subsidiaries; provided, however, that the Company or any of its Subsidiaries shall not be required to preserve any such rights, licenses or franchises if the Board of Directors of the Company shall reasonably determine that (x) the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and (y) the loss thereof is not materially adverse to either the Company and its Subsidiaries taken as a whole or to the ability of the Company to otherwise satisfy its obligations hereunder.

4.04  Payment of Taxes and Other Claims.

     The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries, and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any Subsidiary of the Company; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which adequate provision has been made or where the failure to effect such payment or discharge is not adverse in any material respect to the Company.

4.05 Maintenance of Properties; Insurance; Books and Records; Compliance with
      Law.

(a) The Company shall, and shall cause each of its Subsidiaries to, cause all properties and assets to be maintained and kept in good condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, as shall be reasonably necessary for the proper conduct of its business; provided, however, that nothing in this
       Section 4.05(a) shall prevent the Company or any of its Subsidiaries from discontinuing the operation and maintenance of any of its properties or assets if such discontinuance is, in the judgment of the Board of Directors of the Company or such Subsidiary, desirable in the conduct of its business and if such discontinuance is not materially adverse to either the Company and its Subsidiaries taken as a whole or the ability of the Company to otherwise satisfy its obligations hereunder.
(b) The Company shall, and shall cause each of its Subsidiaries to, maintain with financially sound and reputable insurers such insurance as may be required by law (other than with respect to any environmental
       impairment liability insurance not commercially available) and such other insurance to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated (which may include self-insurance in the same form as is customarily maintained by companies similarly situated).
(c) The Company shall, and shall cause each of its Subsidiaries to, keep proper books of record and account, in which full and correct entries shall be made of all business and financial transactions of the
Company
       and each Subsidiary of the Company and reflect on its financial statements adequate accruals and appropriations to reserves, all in accordance with GAAP consistently applied to the Company and its Subsidiaries taken as a whole.

(d) The Company shall and shall cause each of its Subsidiaries to comply with all statutes, laws, ordinances, or government rules and regulations to which it is subject, non-compliance with which would materially adversely affect the business, earnings, properties, assets or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole.

4.06  Compliance Certificate.

(a) The Company will deliver to the Trustee within 60 days after the end of each of the Company's first three fiscal quarters and within 90 days after the end of the Company's fiscal year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default under this Indenture by the Company or an event which, with notice or lapse of time or both, would constitute a default by the Company under any Senior Indebtedness that occurred during such fiscal period. If they do know of such a Default, Event of Default or default, the certificate shall describe any such Default, Event of Default or default and its status. The first certificate to be delivered pursuant to this Section 4.06(a) shall be for the first fiscal quarter of the Company beginning after the Issue Date. The Company shall also deliver a certificate to the Trustee at least annually from its principal executive, financial or accounting officer as to his or her knowledge of the Company's compliance with all conditions and covenants under this Indenture and the Company's Senior Indebtedness, such compliance to be determined without regard to any period of grace or requirement of notice provided herein or therein.
(b) The Company shall deliver to the Trustee within 90 days after the end of each fiscal year a written statement by the Company's independent certified public accountants stating (A) that their audit examination has included a review of the terms of this Indenture and the Notes as they relate to accounting matters, and (B) whether, in connection with their audit examination, any Default or Event of Default under this Indenture has come to their attention and, if such a Default or Event of Default has come to their attention, specifying the nature and period of existence thereof; provided, however, that, without any restriction as to the scope of the audit examination, such independent certified public accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Event of Default that would not be disclosed in the course of an audit examination conducted in accordance with GAAP.
(c) The Company will deliver to the Trustee as soon as possible, and in any event within 10 days after the Company becomes aware or should reasonably have become aware of the occurrence of any Default, Event of
       Default or an event which, with notice or lapse of time or both, would constitute a default by the Company under any Senior Indebtedness, an Officers' Certificate specifying such Default, Event of Default or default and what action the Company is taking or proposes to take with respect thereto.

4.07  Limitation on Indebtedness.

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or in any manner become directly or indirectly liable, contingently or otherwise, for the payment of (in each case, to "incur") any Indebtedness (including, without limitation, any Acquired Indebtedness) other than Permitted Indebtedness; provided, however, that the Company will be permitted to incur Indebtedness (including, without limitation, Acquired Indebtedness) if (a) at the time of such incurrence, and after giving pro forma effect thereto, the Company's Consolidated Leverage Ratio is equal to or less than 5.00 to 1 and
(b) no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of such Indebtedness.

     For purposes of determining compliance with this Section 4.07, in the event that Indebtedness meets the criteria of more than one of the clauses contained in the definition of "Permitted Indebtedness" contained in Section 1.01, the Company, in its sole discretion, shall classify such item of Indebtendess and only be required to include the amount and type of such Indebtedness in one of such clauses.

4.08  Limitation on Other Subordinated Indebtedness.

     The Company will not, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinate in right of payment to any Indebtedness of the Company, unless such Indebtedness (a) is pari passu with the Notes or (b) is subordinate in right of payment to the Notes in the same manner and at least to the same extent as the Notes are subordinated to Senior Indebtedness.

4.09  Limitation on Restricted Payments.

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

(a) declare or pay any dividend or make any other distribution or payment on or in respect of Capital Stock of the Company or any of its Subsidiaries or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any of its Subsidiaries (other than (x) dividends or distributions payable solely in
     Capital Stock of the Company (other than Redeemable Capital Stock) or in options, warrants or other rights to purchase Capital Stock of the Company (other than Redeemable Capital Stock), (y) the declaration or payment of dividends or other distributions to the extent declared or paid to the Company or any Subsidiary of the Company and (z) the declaration or payment of dividends or other distributions by any Subsidiary of the Company to all holders of Common Stock of such Subsidiary on a pro rata basis),

(b) purchase, redeem, defease or otherwise acquire or retire for value any Capital Stock of the Company or any of its Subsidiaries (other than any such Capital Stock owned by a Wholly-Owned Subsidiary of the Company),

(c) make any principal payment on, or purchase, defease, repurchase, redeem or otherwise acquire or retire for value, prior to any scheduled maturity, scheduled repayment, scheduled sinking fund payment or other Stated Maturity, any Subordinated Indebtedness (other than any such Indebtedness owned by the Company or a Wholly-Owned Subsidiary of the Company), or

(d) make any Investment (other than any Permitted Investment) in any person (such payments or Investments described in the preceding clauses (a),
(b),
    (c) and (d) are collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to the proposed
Restricted
     Payment (the amount of any such Restricted Payment, if other than cash, shall be the Fair Market Value on the date of such Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to such Restricted Payment),
(A)
     no Default or Event of Default shall have occurred and be continuing,
(B)
     immediately prior to and after giving effect to such Restricted Payment, the Company would be able to incur $1.00 of additional Indebtedness pursuant to the first paragraph of Section 4.07 (assuming a market rate of interest with respect to such additional Indebtedness) and (C) the aggregate amount of all Restricted Payments declared or made from and after the Issue Date would not exceed the sum of (1) the remainder of
(a)
     100% of the aggregate amount of the Consolidated Cash Flow accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the last fiscal quarter immediately preceding the Issue Date and ending on the last day of the last fiscal quarter preceding the date of such proposed Restricted Payment minus (b) the product of 2.00 times cumulative Consolidated Fixed Charges accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the last fiscal quarter immediately preceding the Issue Date and ending on the last day of the last fiscal quarter preceding the date of such proposed Restricted Payment plus (2) the aggregate net cash proceeds received by the Company after the Issue Date from the issuance and sale permitted by this Indenture of its Capital Stock (other than Redeemable Capital Stock) to a Person who is not a Subsidiary of the Company (except to the extent such net cash proceeds are used to incur new Indebtedness outstanding pursuant to clause (j) of the definition of "Permitted Indebtedness" plus (3) the aggregate net cash proceeds received after the Issue Date by the Company from the issuance or sale of debt securities that have been converted into or exchanged for Capital Stock of the Company (other than
Redeemable
     Capital Stock) together with the aggregate cash received by the Company at the time of such conversion or exchange plus (4) without duplication of any amount included in the calculation of Consolidated Cash Flow, in the case of repayment of, or return of capital in respect of, any Investment constituting a Restricted Payment made after the Issue Date, an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case less the cost of the disposition of such Investment.

     None of the foregoing provisions will prohibit (i) the payment of any dividend within 60 days after the date of its declaration, if at the date of declaration such payment would be permitted by the foregoing paragraph; (ii) so long as no Default or Event of Default shall have occurred and be continuing, the redemption, repurchase or other acquisition or retirement of any shares of any class of Capital Stock of the Company or any Subsidiary of the Company in exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Company from any person (other than a Subsidiary of the Company) or (y) issue and sale of other shares of Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Subsidiary of the Company); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (C)(2) and (3) of the preceding paragraph; (iii) so long as no Default or Event of Default shall have occurred and be continuing, any redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness by exchange for, or out of the net cash proceeds of, a substantially concurrent (x) capital contribution to the Company from any person (other than a Subsidiary of the Company) or (y) issue and sale of (1) Capital Stock (other than Redeemable Capital Stock) of the Company to any person (other than to a Subsidiary of the Company); provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase or other acquisition or retirement shall be excluded from clause (C)(2) and (3) of the preceding paragraph; or (2) Indebtedness of the Company issued to any person (other than a Subsidiary of the Company), so long as such Indebtedness is Subordinated Indebtedness which (x) has no Stated Maturity earlier than the 91st day after the Final Maturity Date, (y) has an Average Life to Stated Maturity equal to or greater than the remaining Average Life to Stated Maturity of the Notes and (z) is subordinated to the Notes in the same manner and at least to the same extent as the Subordinated Indebtedness so purchased, exchanged, redeemed, acquired or retired; (iv)

Investments constituting Restricted Payments made as a result of the receipt of non-cash consideration from any Asset Sale made pursuant to and in compliance with Section 4.13; (v) so long as no Default or Event of Default has occurred and is continuing, repurchases by the Company of Common Stock of the Company from employees of the Company or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees, in an aggregate amount not exceeding $1,000,000 in any calendar year; (vi) Investments in persons other than Subsidiaries at any one time outstanding (measured on the date each such Investment was made without giving effect to subsequent changes in value) not to exceed
$20 million in the aggregate provided that such persons primary business is voice and/or data communications or the marketing thereof and (vii) cumulative Investments such that on the date each such Investment is made, without giving effect to subsequent changes in value of any Investment previously made pursuant to this clause (vii), the aggregate amount of all such Investments made pursuant to this clause (vii) shall not exceed 5.0% of the Company's total consolidated assets at such time. In computing the amount of Restricted Payments previously made for purposes of clause (C) of the preceding paragraph, Restricted Payments made under the preceding clauses (v), (vi) and (vii) shall be included and clauses (i), (ii), (iii) and (iv) shall not be so included.

4.10  Limitation on Issuances and Sale of Preferred Stock by Subsidiaries.

     The Company (a) will not permit any of its Subsidiaries to issue any Preferred Stock (other than to the Company or a Wholly-Owned Subsidiary of the Company) and (b) will not permit any person (other than the Company or a Wholly-Owned Subsidiary of the Company) to own any Preferred Stock of any Subsidiary of the Company; provided, however, that this covenant shall not prohibit the issuance and sale of (x) all, but not less than all, of the issued and outstanding Capital Stock of any Subsidiary of the Company owned by the Company or any of its Subsidiaries in compliance with the other provisions of this Indenture or (y) directors' qualifying shares or investments by foreign nationals mandated by applicable law.

4.11  Limitation on Liens.

     The Company will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Liens of any kind against or upon any of its property or assets, or any proceeds therefrom, unless (x) in the case of Liens securing Subordinated Indebtedness, the Notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens and (y) in all other cases, the Notes are equally and ratably secured, except for (a) Liens existing as of the Issue Date; (b) Liens securing the Notes; (c) Liens on assets of the Company or any Subsidiary securing Senior Indebtedness; (d) Liens in favor of the Company; (e) Liens securing Indebtedness which is incurred to refinance Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any of its Subsidiaries not securing the Indebtedness so refinanced; and (f) Permitted Liens.

4.12  Change of Control.

     Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase (a "Change of Control Offer"), and shall purchase, on a business day (the "Change of Control Purchase Date") not more than 60 nor less than 30 days following the occurrence of the Change of Control, all of the then outstanding Notes at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date.
Notice of a Change of Control Offer shall be mailed by the Company not later than the 30th day after the Change of Control Date to the Holders of Notes at their last registered addresses with a copy to the Trustee and the Paying Agent. The Change of Control Offer shall remain open from the time of mailing for at least 20 Business Days and until 5:00 p.m., New York City time, on the Change of Control Purchase Date. The notice, which shall govern the terms of the Change of Control Offer, shall include such disclosures as are required by law and shall state:

(a)  that the Change of Control Offer is being made pursuant to this Section
     4.12 and that all Notes validly tendered into the Change of Control
Offer
     and not withdrawn will be accepted for payment;

(b)  the Change of Control Purchase Price, the Change of Control Purchase
Date
     and the date on which the Change of Control Offer expires;

(c) that any Note not tendered for payment will continue to accrue interest in accordance with the terms thereof;

(d) that, unless the Company shall default in the payment of the purchase price, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control
Purchase
     Date;

(e) that Holders electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Securities to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Business Day immediately prior to the Change of Control Purchase Date and must complete any form of letter of transmittal proposed by the Company and reasonably acceptable to the Trustee and the Paying Agent;

(f) that Holders of Notes will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Business Day immediately prior to the Change of Control Purchase Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing its election to have such Securities purchased;

(g) that Holders whose Notes are purchased only in part will be issued Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

(h) the instructions that Holders must follow in order to tender their Notes;
     and

(i) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Exchange Act (or, if the Company is not then permitted to file any
     such reports with the SEC, the comparable reports prepared pursuant to
     Section 4.19), a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Change of Control and such other information concerning the circumstances and relevant facts regarding such Change of Control Offer as would be material to a Holder of Notes in
     connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Change of Control Offer.

     On the Change of Control Purchase Date, the Company shall (i) accept for payment Notes or portions thereof validly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money, in immediately available funds, sufficient to pay the purchase price of all Securities or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Notes so accepted together with an Officers' Certificate setting forth the Notes or portions thereof tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to the Holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Change of Control Offer not later than the first Business Day following the Change of Control Purchase Date.

     The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that a Change of Control occurs and the Company is required to purchase Notes as described above.

4.13  Disposition of Proceeds of Asset Sales.

(a) The Company will not, and will not permit any of its Subsidiaries to, make any Asset Sale unless (a) the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of and (b) at least 80% of such consideration consists
     of cash or Cash Equivalents. To the extent the Net Cash Proceeds of any Asset Sale are not used to repay, and permanently reduce any commitments under, outstanding Senior Indebtedness, the Company or such Subsidiary, as the case may be, may, within 180 days of such Asset Sale, apply such Net Cash Proceeds to an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in properties and assets that will be used in the business of the Company and its Subsidiaries existing on the Issue Date or in businesses reasonably related thereto ("Replacement Assets"). Any Net Cash
Proceeds
     from any Asset Sale that are neither used to repay, and permanently reduce any commitments under, Senior Indebtedness nor invested in Replacement Assets within the 180 period described above constitute "Excess Proceeds" subject to disposition as provided below.

(b) When the aggregate amount of Excess Proceeds equals or exceeds $5,000,000, the Company shall make an offer to purchase (an "Asset Sale Offer"), from all Holders, on a day not more than 40 Business Days thereafter (the "Asset Sale Purchase Date"), the maximum principal amount
     (expressed as a multiple of $1,000) of Notes that may be purchased with such Excess Proceeds, at a price in cash equal to 100% of the outstanding
     principal amount of the Notes plus accrued and unpaid interest, if any, to the purchase date (the "Asset Sale Offer Price").

(c) Notice of an Asset Sale Offer shall be mailed by the Company to all Holders of Notes not less than 20 Business Days nor more than 40
Business
     Days before the Asset Sale Purchase Date at their last registered address with a copy to the Trustee and the Paying Agent. The Asset Sale Offer shall remain open from the time of mailing for at least 20 Business Days and until at least 5:00 p.m., New York City time, on the Asset Sale Purchase Date. The notice, which shall govern the terms of the Asset Sale Offer, shall include such disclosures as are required by law and shall state:

(1)    that the Asset Sale Offer is being made pursuant to this Section 4.13;

(2) the Asset Sale Offer Price (including the amount of accrued interest, if any) for each Note, the Asset Sale Purchase Date and the date on which
     the Asset Sale Offer expires;
(3) that any Note not tendered or accepted for payment will continue to accrue interest in accordance with the terms thereof;
(4) that, unless the Company shall default in the payment of the Asset Sale Offer Price, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Asset Sale Purchase Date;
(5) that Holders electing to have Notes purchased pursuant to an Asset Sale Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice prior to 5:00 p.m., New York City time, on the Business Day immediately prior to the Asset Sale Purchase Date and must complete any form of letter of transmittal proposed by the Company and reasonably acceptable to the Trustee and the Paying Agent;
(6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than 5:00 p.m., New York City time, on the Business Day immediately prior to the Asset Sale Purchase Date, a tested telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing its election to have such Notes purchased;
(7) that if Notes in a principal amount in excess of the Holder's pro rata share of the amount of Excess Proceeds are tendered pursuant to the
Asset
     Sale Offer, the Company shall purchase Notes on a pro rata basis among the Notes tendered (with such adjustments as may be deemed appropriate by
     the Company so that only Notes in denominations of $1,000 or integral multiples of $1,000 shall be acquired);
(8) that Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered;
(9) the instructions that Holders must follow in order to tender their Notes;
     and
(10) information concerning the business of the Company, the most recent annual and quarterly reports of the Company filed with the SEC pursuant to the Exchange Act (or, if the Company is not permitted to file any such
     reports with the Commission, the comparable reports prepared pursuant to
     Section 4.19), a description of material developments in the Company's business, information with respect to pro forma historical financial information after giving effect to such Asset Sale and Asset Sale Offer and such other information concerning the circumstances and relevant facts regarding such Asset Sale Offer as would be material to a Holder of
     Notes in connection with the decision of such Holder as to whether or not it should tender Notes pursuant to the Asset Sale Offer.
(d) On the Asset Sale Purchase Date, the Company shall (i) accept for payment, on a pro rata basis, Notes or portions thereof tendered pursuant
     to the Asset Sale Offer, (ii) deposit with the Paying Agent money, in immediately available funds, in an amount sufficient to pay the Asset Sale Offer Price of all Notes or portions thereof so tendered and accepted and (iii) deliver to the Trustee the Notes so accepted together with an Officers' Certificate setting forth the Notes or portions thereof
     tendered to and accepted for payment by the Company. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Asset Sale Offer Price, and the
Trustee
     shall promptly authenticate and mail or deliver to such Holders a new Note equal in principal amount to any unpurchased portion of the
Security
     surrendered. Any Notes not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer not later than the first Business Day following the Asset Sale Purchase Date. To the extent
     that the aggregate principal amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such deficiency for general corporate purposes. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero. For purposes of this Section 4.13, the Trustee shall act as Paying
Agent.
(e) The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that an Asset Sale occurs and the Company is required to purchase Notes as described above.

4.14  Limitation on Transactions with Interested Persons.

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, transfer, disposition, purchase, exchange or lease of assets, property or services) with, or for the benefit of, any Affiliate of the Company or any beneficial owner (determined in accordance with this Indenture) of 5% or more of the Company's Common Stock at any time outstanding ("Interested Persons"), unless (a) such transaction or series of related transactions is on terms that are no less favorable to the Company or such Subsidiary, as the case may be, than those which could have been obtained in a comparable transaction at such time from persons who are not Affiliates of the Company or Interested Persons, (b) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $10,000,000, the Company has obtained a written opinion from an Independent Financial Advisor stating that the terms of such transaction or series of transactions are fair to the Company or its Subsidiary, as the case may be, from a financial point of view and (c) with respect to a transaction or series of transactions involving aggregate payments or value equal to or greater than $1,000,000, the Company shall have delivered an Officer's Certificate to the Trustee certifying that such transaction or series of transactions complies with the preceding clause (a) and, if applicable, certifying that the opinion referred to in the preceding clause (b) has been delivered and that such transaction or series of transactions has been approved by a majority of the disinterested members of the Board of Directors of the Company; provided, however, that this covenant will not restrict the Company from (i) making any payment permitted under Section 4.09, (ii) paying reasonable and customary fees or other compensation including stock options to directors of the Company who are not employees of the Company, (iii) making loans or advances to officers, employees or consultants of the Company and its Subsidiaries (including travel and moving expenses) in the ordinary course of business for bona fide business purposes of the Company or such Subsidiary not in excess of $2,000,000 in the aggregate at any one time outstanding, (iv) transactions between the Company and its Subsidiaries or between or among the Company and its Subsidiaries, or (v) compensation arrangements with the Company's executive officers.

4.15 Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries.

     The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary of the Company to (a) pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock or any other interest or participation in, or measured by, its profits, (b) pay any Indebtedness owed to the Company or any other Subsidiary of the Company, (c) make loans or advances to, or any Investment in, the Company or any other Subsidiary of the Company, (d) transfer any of its properties or assets to the Company or any other Subsidiary of the Company or (e) guarantee any Indebtedness of the Company or any other Subsidiary of the Company, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary non-assignment provisions of any contract or any lease governing a leasehold interest of the Company or any Subsidiary of the Company, (iii) customary restrictions on transfers of property subject to a Lien permitted under this Indenture which could not materially adversely affect the Company's ability to satisfy its obligations under this Indenture and the Notes, (iv) any agreement or other instrument of a person acquired by the Company or any Subsidiary of the Company (or a Subsidiary of such person) in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any person, or the properties or assets of any person, other than the person, or the properties or assets of the person, so acquired, (v) provisions contained in agreements or instruments relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor thereunder unless the transferee shall assume the obligations of the obligor under such agreement or instrument and (vi) encumbrances and restrictions under Senior Indebtedness in effect on the Issue Date and encumbrances and restrictions in permitted refinancings or replacements thereof which are no less favorable to the Holders of the Notes than those contained in the Senior Indebtedness so refinanced or replaced.

4.16  [Intentionally Left Blank].

4.17  Waiver of Stay, Extension or Usury Laws.

    The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

4.18  Termination of Trading.

     (a) Upon the occurrence of any Termination of Trading Event the Company shall be obligated, upon the request of any Holder at such Holder's option, to repurchase all or any part of the Holder's Notes, on the day next preceding the date (the "Repurchase Date") that is 30 days after the date the Company gives notice of the Termination of Trading Event as described below, at a price (the "Repurchase Price") equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the Repurchase Date.
(b) On or prior to the Repurchase Date, the Company is required to deposit with the Trustee or a Paying Agent an amount of money in same-day funds sufficient to pay the Repurchase Price of the Notes to be repaid on the Repurchase Date. On or before the 15th day after a Termination of Trading Event occurs, the Company is obligated to mail to all Holders of Notes a notice of the occurrence which states the Repurchase Date, the date by which the repurchase right must be exercised, the Repurchase Price and the procedures the Holder must follow to exercise its repurchase right.

     (c) To exercise this right, a Holder must deliver to the Company or its designated agent and to the Trustee, on or before the close of business on the Business Day immediately prior to the Repurchase Date, written notice of the Holder's exercise of that right, together with the certificates evidencing the Notes to be repurchased, duly endorsed for transfer to the Company. Any such notice will be irrevocable.

4.19  Reporting Requirements.

     The Company will file with the Commission the annual reports, quarterly reports and other documents required to be filed with the Commission pursuant to Sections 13 and 15 of the Exchange Act, whether or not the Company has a class of securities registered under the Exchange Act. The Company will file with the Trustee and provide to each Noteholder within 15 days after it files them with the Commission (or if any such filing is not permitted under the Exchange Act, 15 days after the Company would have been required to make such filing) copies of such reports and documents.

                             ARTICLE FIVE
                        SUCCESSOR CORPORATION

5.01  When Company May Merge, etc.

    The Company will not, in any transaction or series of transactions, merge or consolidate with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to, any person or persons, and the Company will not permit any of its Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the properties and assets of the Company or the Company and its Subsidiaries, taken as a whole, to any other person or persons, unless at the time of and after giving effect thereto (a) either
(i) if the transaction or series of transactions is a merger or consolidation, the Company shall be the surviving person of such merger or consolidation, or (ii) the person formed by such consolidation or into which the Company or such Subsidiary is merged or to which the properties and assets of the Company or such Subsidiary, as the case may be, are transferred (any such surviving person or transferee person being the "Surviving Entity") shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, premium, if any, and interest on all the Notes and the performance and observance of every covenant and obligation of this Indenture and the Notes on the part of the Company to be performed or observed and shall have provided for conversion rights in accordance with
Section 11.11 and, in each case, this Indenture shall remain in full force and effect;

     (b) immediately before and immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Default or Event of Default shall have occurred and be continuing and the Company, or the Surviving Entity, as the case may be, after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.07 (assuming a market rate of interest with respect to such additional Indebtedness); and
(c) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Consolidated Net Worth of the Company or the Surviving Entity, as the case may be, is at least equal to the Consolidated Net Worth of the Company immediately before such transaction or series of transactions.
In connection with any consolidation, merger, transfer, lease, assignment or other disposition contemplated hereby, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer, lease, assignment or other disposition and the supplemental indenture in respect thereof comply with the requirements under this Indenture; provided, however, that solely for purposes of computing amounts described in subclause (C) of Section 4.09, any such successor person shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

5.02  Successor Substituted.

     Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company in accordance with Section 5.01 hereof, the successor person or persons formed by such consolidation or into which the Company is merged or the successor person to which such sale, assignment, conveyance, transfer, lease or other disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such successor had been named as the Company herein; provided, however, that solely for purposes of computing amounts described in subclause (C) of
Section 4.09, any such successor person shall only be deemed to have succeeded to and be substituted for the Company with respect to periods subsequent to the effective time of such merger, consolidation or transfer of assets.

                                   ARTICLE SIX
                                    REMEDIES

6.01  Events of Default.

     An "Event of Default" means any of the following events:

     (a) default in the payment of the principal of or premium, if any, on any Notes when the same becomes due and payable (upon Stated Maturity, acceleration, optional redemption, required purchase, scheduled principal payment or otherwise); or

     (b) default in the payment of an installment of interest on any of the Notes, when the same becomes due and payable, and any such Default continues for a period of 30 days; or

     (c) failure to perform or observe any other term, covenant or agreement contained in the Notes or this Indenture (other than Defaults specified in clause (a) or (b) above) and such Default continues for a period of 30 days after written notice of such Default requiring the Company to remedy the same shall have been given (i) to the Company by the Trustee or
(ii) to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the Notes then outstanding; or

     (d) default or defaults under one or more agreements, instruments, mortgages, bonds, debentures or other evidences of Indebtedness under which the Company or any Subsidiary of the Company then has outstanding Indebtedness in excess of $5,000,000, individually or in the aggregate, and either (i) such Indebtedness is already due and payable in full or (ii) such default or defaults have resulted in the acceleration of the maturity of such Indebtedness; or

     (e) one or more judgments, orders or decrees of any court or regulatory or administrative agency of competent jurisdiction for the payment of money in excess of $5,000,000, either individually or in the aggregate, shall be entered against the Company or any Subsidiary of the Company or any of their respective properties and shall not be discharged or fully bonded and there shall have been a period of 60 days after the date on which any period for appeal has expired and during which a stay of enforcement of such judgment, order or decree, shall not be in effect; or

     (f) the Company or any Significant Subsidiary of the Company pursuant to or under or within the meaning of any Bankruptcy Law:

    (i)     commences a voluntary case or proceeding;
    (ii) consents to the entry of an order for relief against it in an involuntary case or proceeding;
    (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;
    (iv)    makes a general assignment for the benefit of its creditors; or
    (v) shall generally not pay its debts when such debts become due or shall admit in writing its inability to pay its debts generally; or

     (g) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

     (i)    is for relief against the Company or any Significant
            Subsidiary of the Company in an involuntary case or proceeding;
    (ii) appoints a Custodian of the Company or any Significant Subsidiary of the Company for all or substantially all of its properties; or
   (iii) orders the liquidation of the Company or any Significant Subsidiary of the Company;

and in each case the order or decree remains unstayed and in effect for 60 days.

     Subject to the provisions of Sections 7.01 and 7.02, the Trustee shall not be charged with knowledge of any Default or Event of Default unless written notice thereof shall have been given to a Trust Officer of the Trustee by the Company, the Paying Agent, any Holder, any holder of Senior Indebtedness or any of their respective agents.

6.02  Acceleration.

     If an Event of Default (other than as specified in Section 6.01(f) or (g)) occurs and is continuing, the Trustee, by written notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Trustee and the Company, may declare the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the Notes to be due and payable immediately, upon which declaration, all amounts payable in respect of the Notes shall be immediately due and payable. If an Event of Default specified in Section 6.01(f) or 6.01(g) occurs and is continuing, then the principal of, premium, if any, and accrued and unpaid interest, if any, on all of the Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder of Notes.

     After a declaration of acceleration under this Indenture, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes, by written notice to the Company and the Trustee, may rescind such declaration if (a) the Company has paid or deposited with the Trustee a sum sufficient to pay (i) all amounts due the Trustee under Section
7.08 and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) all overdue interest on all Notes,
(iii) the principal of and premium, if any, on any Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Notes, and (iv) to the extent that payment of such interest is lawful, interest upon overdue interest which has become due otherwise than by such declaration of acceleration at the rate borne by the Notes; (b) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and (c) all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Notes that has become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.04.

     No such rescission shall affect any subsequent Default or Event of Default or impair any right subsequent therein.

6.03  Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
All rights of action and claims under this Indenture or the Notes may be enforced by the Trustee even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

6.04  Waiver of Past Defaults.

     Subject to the provisions of Section 6.07 and 9.02, the Holders of not less than a majority in aggregate principal amount of the outstanding Notes by notice to the Trustee may, on behalf of the Holders of all the Notes, waive any existing Default or Event of Default and its consequences, except a Default or Event of Default specified in Section 6.01(a) or (b) or in respect of any provision hereof which cannot be modified or amended without the consent of the Holder so affected pursuant to Section 9.02. When a Default or Event of Default is so waived, it shall be deemed cured and shall cease to exist.

6.05  Control by Majority.

     The Holders of not less than a majority in aggregate principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, however, that the Trustee may refuse to follow any direction (a) that conflicts with any rule of law or this Indenture, (b) that the Trustee determines may be unduly prejudicial to the rights of another Noteholder, or (c) that may expose the Trustee to personal liability unless the Trustee has been provided reasonable indemnity against any loss or expense caused by its following such direction; and provided, further, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.

6.06  Limitation on Suits.

     No Holder of any Notes shall have any right to institute any proceeding or pursue any remedy with respect to this Indenture or the Notes unless:

(a) the Holder gives written notice to the Trustee of a continuing Event of
       Default;
(b) the Holders of at least 25% in aggregate principal amount of the outstanding Notes make a written request to the Trustee to pursue the remedy;
(c) such Holder or Holders offer and, if requested, provide to the Trustee reasonable indemnity against any loss, liability or expense;
(d) the Trustee does not comply with the request within 30 days after receipt of the request and the offer and, if requested, provision of indemnity; and
(e) during such 30-day period the Holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction which is inconsistent with the request.

     The foregoing limitations shall not apply to a suit instituted by a Holder for the enforcement of the payment of principal of, premium, if any, or accrued interest on, such Notes on or after the respective due dates set forth in such Notes.

     A Holder may not use this Indenture to prejudice the rights of any other Holders or to obtain priority or preference over such other Holders.

6.07  Right of Holders To Receive Payment.

     Notwithstanding any other provision in this Indenture, the right of any Holder of a Note to receive payment of the principal of, premium, if any, and interest on such Note, on or after the respective Stated Maturities expressed in such Note, or to bring suit for the enforcement of any such payment on or after the respective Stated Maturities, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

6.08  Collection Suit by Trustee.

     If an Event of Default specified in clause (a) or (b) of Section 6.01 occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company, or any other obligor on the Notes for the whole amount of principal of, premium, if any, and accrued interest remaining unpaid, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest, in each case at the rate per annum borne by the Notes and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

6.09  Trustee May File Proofs of Claims.

     The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company or the Subsidiaries of the Company (or any other obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section
7.08. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

6.10  Priorities.

     If the Trustee collects any money pursuant to this Article Six, it shall pay out such money in the following order:

First:  to the Trustee for amounts due under Section 7.08;

Second: subject to Article Ten, to Holders for interest accrued on the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for interest;

Third: subject to Article Ten, to Holders for principal amounts (including any premium) owing under the Notes, ratably, without preference or priority of any kind, according to the amounts due and payable on the
         Notes for principal (including any premium); and

Fourth:  the balance, if any, to the Company.

     The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

6.11  Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court may in its discretion require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 6.07, or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes. This
Section 6.11 shall not be deemed to authorize any court to require an undertaking or to make such an assessment in any suit instituted by the Company or in any suit for the enforcement of the right to convert any Note in accordance with Article 11.

6.12  Restoration of Rights and Remedies.

     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Note and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                 ARTICLE SEVEN
                                    TRUSTEE
7.01  Duties.

     (a) In case an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

    (b)    Except during the continuance of an Event of Default,

    (i) the Trustee need perform only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

    (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates
or
           opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture.

     (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

    (i)   this paragraph does not limit the effect of paragraph (b) of this
          Section 7.01;

    (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

    (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05;

     (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

7.02  Rights of Trustee.

     Subject to Section 7.01 hereof and the provisions of TIA Sec. 315:

     (a) the Trustee may rely on any document reasonably believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

     (b) before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 12.04 and 12.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

     (c) the Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

     (d) the Trustee shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of its own negligence.

     (e) the Trustee may consult with counsel of its own choosing and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

     (g) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

7.03  Individual Rights of Trustee.

     The Trustee, any Paying Agent, Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to Sections 7.11 and 7.12 and TIA Sec. 310 and 311, may otherwise deal with the Company and its Subsidiaries with the same rights it would have if it were not the Trustee, Paying Agent, Registrar or such other agent.

7.04  Trustee's Disclaimer.

     The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, it shall not be accountable for the Company's use or application of the proceeds from the Notes, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement in the Notes other than the Trustee's certificate of authentication.

7.05  Notice of Default.

     If a Default or an Event of Default occurs and is continuing and if it is known to a Trust Officer of the Trustee, the Trustee shall mail to each Holder notice of the Default or Event of Default within 30 days thereafter; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Note, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee of the board of directors or a committee of the directors of the Trustee and/or Trust Officers in good faith determines that the withholding of such notice is in the interest of the Holders.

7.06  Money Held in Trust.

     All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required herein or by law. The Trustee shall not be under any liability for interest on any moneys received by it hereunder, except as the Trustee may agree with the Company.

7.07  Reports by Trustee to Holders.

     Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA Sec. 313(a) shall have occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such May 15 that complies with TIA Sec. 313(a). The Trustee also shall comply with TIA Secs. 313(b) and 313(c).

     A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each securities exchange, if any, on which the Notes are listed.

     The Company shall notify the Trustee in writing if the Notes become listed on any securities exchange.

7.08  Compensation and Indemnity.

     The Company covenants and agrees to pay the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

     The Company shall indemnify the Trustee for, and hold it harmless against, any loss or liability incurred by it arising out of or in connection with the administration of this trust and its rights or duties hereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its prior written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

     To secure the Company's payment obligations in this Section 7.08, the Trustee shall have a Lien prior to the Notes on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of, premium, if any, or interest on particular Notes.
When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(f) or (g), the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

     The Company's obligations under this Section 7.08 and any Lien arising hereunder shall survive the resignation or removal of any trustee, the discharge of the Company's obligations pursuant to Article Eight and/or the termination of this Indenture.

7.09  Replacement of Trustee.

     The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee and may appoint a successor trustee with the Company's prior written consent. The Company may remove the Trustee if:

(1)    the Trustee fails to comply with Section 7.11;

(2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy
Law;
(3) a receiver or other public officer takes charge of the Trustee or its property; or
(4)    the Trustee becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. The Trustee shall be entitled to payment of its fees and reimbursement of its expenses while acting as Trustee, and to the extent such amounts remain unpaid, the Trustee that has resigned or has been removed shall retain the Lien afforded by
Section 7.08. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the outstanding Notes may, with the Company's prior written consent, appoint a successor Trustee to replace the successor Trustee appointed by the Company.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided in Section 7.08, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Noteholder.

     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.11, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     Notwithstanding replacement of the Trustee pursuant to this Section 7.09, the Company's obligations under Section 7.08 shall continue for the benefit of the retiring Trustee.

7.10  Successor Trustee by Merger, etc.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking association, the resulting, surviving or transferee corporation or national banking association without any further act shall, if such resulting, surviving or transferee corporation or national banking association is otherwise eligible hereunder, be the successor Trustee.

7.11  Eligibility; Disqualification.

     There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Sec. 310(a)(1) and 310(a)(5) and which shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article.

7.12  Preferential Collection of Claims Against Company.

     The Trustee shall comply with TIA Sec. 311(a), excluding any creditor relationship listed in TIA Sec. 311(b). If the present or any future Trustee shall resign or be removed, it shall be subject to TIA Sec. 311(a) to the extent provided therein.

                                 ARTICLE EIGHT
                 SATISFACTION AND DISCHARGE OF INDENTURE

8.01  Termination of the Company's Obligations.

     The Company may terminate its obligations under the Notes and this Indenture, except those obligations referred to in the penultimate paragraph of this Section 8.01, if all Notes previously authenticated and delivered (other than destroyed, lost or stolen Notes which have been replaced or paid or Notes for whose payment money has theretofore been deposited with the Trustee or the Paying Agent in trust or segregated and held in trust by the Company and thereafter repaid to the Company, as provided in Section 8.04) have been delivered to the Trustee for cancellation and the Company has paid all sums payable by it hereunder, or if:

     (a) either (i) pursuant to Article Three, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Notes under arrangements satisfactory to the Trustee for the giving of such notice or (ii) all Notes have otherwise become due and payable hereunder;

     (b) the Company shall have irrevocably deposited or caused to be deposited with the Trustee or a trustee reasonably satisfactory to the Trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the Trustee, as trust funds in trust solely for the benefit of the Holders for that purpose, money in such amount as is sufficient without consideration of reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Notes to maturity or redemption, as certified in a certificate of a nationally recognized firm of independent public accountants; provided that the Trustee shall have been irrevocably instructed to apply such money to the payment of said principal, premium, if any, and interest with respect to the Notes;

     (c) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound;

     (d) the Company shall have paid all other sums payable by it hereunder;

     (e) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent providing for the termination of the Company's obligation under the Notes and this Indenture have been complied with.

     Notwithstanding the foregoing paragraph, the Company's obligations in Sections 2.05, 2.06, 2.07, 2.08, 4.01, 4.02 and 7.08 and in Article Eleven
shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, the Company's obligations in Sections 7.08, 8.03, 8.04 and 8.05 shall survive. From and after the time of deposit, the money deposited shall not be subject to the rights of holders of Senior Indebtedness pursuant to the provisions of Article Ten.

     After such delivery or irrevocable deposit the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

8.02  Legal Defeasance and Covenant Defeasance.

     (a) The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, with respect to the Notes, elect to have either paragraph (b) or paragraph (c) below be applied to the outstanding Notes upon compliance with the conditions set forth in paragraph (d).
(b) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall be deemed to have been released and discharged from its obligations with respect to the outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of paragraph (e) below and the other Sections of and matters under this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture insofar as such Notes are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), and Holders of the Notes and any amounts deposited under paragraph (d) below shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness under Article Ten or otherwise, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in paragraph (d) below and as more fully set forth in such paragraph, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Sections 2.06, 2.07 and 4.02 and under Article Eleven, and, with respect to the Trustee, under
Section 7.08, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (iv) this Article Eight. Subject to compliance with this Section 8.02, the Company may exercise its option under this paragraph (b) notwithstanding the prior exercise of its option under paragraph (c) below with respect to the Notes.

     (c) Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (c), the Company shall be released and discharged from its obligations under any covenant contained in Articles Five and Ten and in Sections 4.07 through 4.16 and Sections 4.18 and 4.19 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Notes shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder and Holders of the Notes and any amounts deposited under paragraph (d) below shall cease to be subject to any obligations to, or the rights of, any holder of Senior Indebtedness under Article Ten or otherwise. For this purpose, such covenant defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01(c), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

     (d) The following shall be the conditions to application of either paragraph (b) or paragraph (c) above to the outstanding Notes:

    (i) the Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 7.11 who shall agree to comply with the provisions of this Section 8.02 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically
          pledged as security for, and dedicated solely to, the benefit of the

          Holders of such Notes, (x) cash, in United States dollars, in an amount or (y) direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which guarantee or obligation the full faith and credit of the United States is pledged ("U.S. Government Obligations") maturing as to principal, premium, if any, and interest in such amounts of cash, in United States dollars, and at such times as are sufficient without consideration of any reinvestment of such interest, to pay principal of, premium, if any, and interest on the outstanding Notes not later than one day before the due date of any payment, or (z) a combination thereof, sufficient, in the opinion of
          a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge principal
          of, premium, if any, and interest on the outstanding Notes (except lost, stolen or destroyed Notes which have been replaced or repaid) on the Final Maturity Date or otherwise in accordance with the terms
          of this Indenture and of such Notes; provided, however, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such money or the proceeds of
          such U.S. Government Obligations to said payments with respect to the Notes;

    (ii) no Default or Event of Default or event which with notice or lapse of time or both would become a Default or an Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit or, insofar as Section 6.01(a) is concerned, at
          any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

  (iii) such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest with respect to any securities of the Company;

   (iv) such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default or Event of Default under, this Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

   (v) in the case of an election under paragraph (b) above, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding
Notes
         will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance and will be subject to

         Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred;

 (vi) in the case of an election under paragraph (c) above, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the outstanding Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on
         the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(vii) in the case of an election under either paragraph (b) or (c) above, an Opinion of Counsel to the effect that, (x) the trust funds will not be subject to any rights of any other holders of Indebtedness of the Company, and (y) after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable Bankruptcy Law; provided, however, that if a court were to rule under
         any such law in any case or proceeding that the trust funds remained property of the Company, no opinion needs to be given as to the effect of such laws on the trust funds except the following:
         (A) assuming such trust funds remained in the Trustee's possession prior to such court ruling to the extent not paid to Holders of Notes, the Trustee will hold, for the benefit of the Holders of Notes, a valid and enforceable security interest in such trust funds
         that is not avoidable in bankruptcy or otherwise, subject only to principles of equitable subordination, (B) the Holders of Notes will be entitled to receive adequate protection of their interests in such
         trust funds if such trust funds are used, and (C) no property, rights in property or other interests granted to the Trustee or the Holders of Notes in exchange for or with respect to any of such funds will be
         subject to any prior rights of any other person, subject only to prior Liens granted under Section 364 of Title 11 of the U.S. Bankruptcy Code (or any section of any other Bankruptcy Law having the same effect), but still subject to the foregoing clause (B); and

(viii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that (x) all conditions precedent provided for relating to either the legal defeasance under paragraph (b) above or the covenant defeasance under
         paragraph (c) above, as the case may be, have been complied with and
         (y) if any other Indebtedness of the Company shall then be outstanding or committed, such legal defeasance or covenant defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness.

     (e) All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this paragraph (e), the "Trustee") pursuant to paragraph (d) above in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Company or any Affiliate of the Company) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and interest, but such money need not be segregated from other funds except to the extent required by law.
The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to paragraph (d) above or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

     Anything in this Section 8.02 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request, in writing, by the Company any money or U.S. Government Obligations held by it as provided in paragraph (d) above which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance.

8.03  Application of Trust Money.

     The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Sections 8.01 and 8.02, and shall apply the deposited money and the money from U.S. Government Obligations in accordance with this Indenture to the payment of principal of, premium, if any, and interest on the Notes.

8.04  Repayment to Company.

     Subject to Sections 7.08, 8.01 and 8.02, the Trustee shall promptly pay to the Company, upon receipt by the Trustee of an Officers' Certificate, any excess money, determined in accordance with Section 8.02, held by it at any time. The Trustee and the Paying Agent shall pay to the Company, upon receipt by the Trustee or the Paying Agent, as the case may be, of an Officers' Certificate, any money held by it for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required; provided, however, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designates another person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

8.05  Reinstatement.

     If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Indenture by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then and only then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had been made pursuant to this Indenture until such time as the Trustee is permitted to apply all such money or U.S. Government Obligations in accordance with this Indenture; provided, however, that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                 ARTICLE NINE
                     AMENDMENTS, SUPPLEMENTS AND WAIVERS

9.01  Without Consent of Holders.

     The Company, when authorized by a Board Resolution of its Board of Directors, and the Trustee may amend, waive or supplement this Indenture or the Notes without notice to or consent of any Holder:

(a)    to cure any ambiguity, defect or inconsistency;

(b)    to comply with Article Five and Section 11.11;

(c)    to provide for uncertificated Notes in addition to certificated Notes;

(d) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(e) to make any change that would provide any additional benefit or rights to the Holders or that does not adversely affect the rights of any Holder.

     Notwithstanding the above, the Trustee and the Company may not make any change that adversely affects the rights of any Holders hereunder. The Company shall be required to deliver to the Trustee an Opinion of Counsel stating that any such change made pursuant to paragraph (a) or (e) of this
Section 9.01 does not adversely affect the rights of any Holder.

9.02  With Consent of Holders.

     Subject to Section 6.04, the Company, when authorized by a Board Resolution of its Board of Directors, and the Trustee may amend this Indenture or the Notes with the written consent of the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding by written notice to the Trustee may waive future compliance by the Company with any provision of this Indenture or the Notes. Notwithstanding the provisions of this Section 9.02, without the consent of each Holder affected, an amendment or waiver, including a waiver pursuant to
Section 6.04, may not:

     (a) reduce the percentage in outstanding aggregate principal amount of Notes the Holders of which must consent to an amendment, supplement or waiver of any provision of this Indenture or the Notes;

     (b) reduce or change the rate or time for payment of interest on any Note;

     (c) change the currency (including Secondary Notes, if applicable) in which any Note, or any premium or interest thereon, is payable;

     (d) reduce the principal amount outstanding of or extend the fixed maturity of any Note or alter the redemption provisions with respect thereto;

     (e) waive a default in the payment of the principal of, premium, if any, or interest on, or redemption or an offer to purchase required hereunder with respect to, any Note;

     (f) make the principal of, premium, if any, or interest on any Note payable in money other than that stated in the Note;

     (g)    modify this Section 9.02 or Section 6.04 or Section 6.07;

     (h) amend, alter, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate the offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto;

     (i) modify or change any provision of this Indenture affecting the subordination or ranking of the Notes in a manner adverse to the Holders; or

     (j) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes; or

     (k) adversely affect the right to convert any Note as provided in Article Eleven.

     It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall mail to the Holder of each Note affected thereby, with a copy to the Trustee, a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any amendment, supplement or waiver.

9.03  Compliance with Trust Indenture Act.

     Every amendment of or supplement to this Indenture or the Notes shall comply with the TIA as then in effect.

9.04  Revocation and Effect of Consents.

     Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by such Holder and every subsequent Holder of that Note or portion of that Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his Note or portion of a Note prior to such amendment, supplement or waiver becoming effective. Such revocation shall be effective only if the Trustee receives the notice of revocation before the date the amendment, supplement or waiver becomes effective. Notwithstanding the above, nothing in this paragraph shall impair the right of any Holder under Sec. 316(b) of the TIA.

     The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the second and third sentences of the immediately preceding paragraph, those persons who were Holders at such record date (or their duly designated proxies), and only those persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such persons continue to be Holders after such record date. Such consent shall be effective only for actions taken within 90 days after such record date.

     After an amendment, supplement or waiver becomes effective, it shall bind every Holder; unless it makes a change described in any of clauses (a) through (k) of Section 9.02; if it makes such a change, the amendment, supplement or waiver shall bind every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

9.05  Notation on or Exchange of Notes.

     If an amendment, supplement or waiver changes the terms of a Note, the Trustee shall (in accordance with the specific direction of the Company) request the Holder of the Note to deliver it to the Trustee. The Trustee shall (in accordance with the specific direction of the Company) place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

9.06  Trustee May Sign Amendments, etc.

     The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article Nine if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment, supplement or waiver, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that the execution of any amendment, supplement or waiver is authorized or permitted by this Indenture, that it is not inconsistent herewith and that it will be valid and binding upon the Company in accordance with its terms.

                               ARTICLE TEN
                       SUBORDINATION OF NOTES

10.01  Notes Subordinate to Senior Indebtedness.

     The Company covenants and agrees, and each Holder of a Note, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article Ten, the Indebtedness represented by the Notes is hereby expressly made subordinate and subject in right of payment as provided in this Article to the prior payment in full in cash or Cash Equivalents or, as acceptable to the holders of Senior Indebtedness, in any other manner, of all amounts payable under all existing and future Senior Indebtedness.

     This Article Ten shall constitute a continuing offer to all persons who, in reliance upon such provisions, become holders of, or continue to hold Senior Indebtedness; and such provisions are made for the benefit of the holders of Senior Indebtedness; and such holders are made obligees hereunder and they or each of them may enforce such provisions.

10.02  Payment Over of Proceeds upon Dissolution, etc.

     In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relating to the Company or to its assets, or (b) any liquidation, dissolution or other winding-up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshaling of assets or liabilities of the Company, then and in any such event:

     (a) the holders of Senior Indebtedness shall be entitled to receive Payment in full in cash or Cash Equivalents or, as acceptable to the holders of Senior Indebtedness, in any other manner, of all Senior Indebtedness (including, in the case of Designated Senior Indebtedness, any interest accruing subsequent to the filing of a petition for bankruptcy at the rate provided for in the documentation governing such Designated Senior Indebtedness, to the extent that such interest is an allowed claim under applicable law), or provision shall be made for such payment, before the Holders of the Notes are entitled to receive any payment or distribution of any kind or character (excluding securities of the Company or any other person that are equity securities or are subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding, to substantially the same extent as, or to a greater extent than, the Notes as provided in this Article; such securities are hereinafter collectively referred to as "Permitted Junior Securities") on account of principal of, premium, if any, or interest on the Notes; and

     (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (excluding Permitted Junior Securities), by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their representative or representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, to the extent necessary to make payment in full in cash or Cash Equivalents or, as acceptable to the holders of Senior Indebtedness, in any other manner, of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

     (c) in the event that, notwithstanding the foregoing provisions of this Section 10.02, the Trustee or the Holder of any Note shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, in respect of principal of, premium, if any, or interest on the Notes before all Senior Indebtedness is paid in full in cash or Cash Equivalents or, as acceptable to the holders of Senior Indebtedness, in any other manner, or payment thereof provided for, then and in such event such payment or distribution (excluding Permitted Junior Securities) shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full in cash or Cash Equivalents or, as acceptable to the holders of Senior Indebtedness, in any other manner, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

     The consolidation of the Company with, or the merger of the Company with or into, another person or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety to another person upon the terms and conditions set forth in Article Five hereof shall not be deemed a dissolution, winding-up, liquidation, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of the Company for the purposes of this Article if the person formed by such consolidation or the surviving entity of such merger or the person which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in such Article Five.

10.03  Suspension of Payment When Senior Indebtedness in Default.

     (a) Unless Section 10.02 shall be applicable, upon the occurrence of a Payment Default, no payment or distribution of any assets of the Company of any kind or character (excluding Permitted Junior Securities) shall be made by or on behalf of the Company on account of principal of, premium, if any, or interest on the Notes or on account of the purchase, redemption or other acquisition of any Notes (other than payments previously made pursuant to Article Eight) unless and until such Payment Default shall have been cured or waived or shall have ceased to exist or such Senior Indebtedness as to which such Payment Default relates shall have been discharged or paid in full in cash or Cash Equivalents, after which, subject to Section 10.02 (if applicable), the Company shall resume making any and all required payments in respect of the Notes, including any missed payments.

     (b) Unless Section 10.02 shall be applicable, upon the occurrence of a Non-payment Default and upon the earlier to occur of (1) the fifth day following receipt by the Trustee from a Senior Representative of written notice of such occurrence stating that such notice is a Payment Blockage Notice pursuant to Section 10.03(b) of this Indenture, or (2) if such Non-payment Default results from acceleration of the Notes, the date of such acceleration, no payment or distribution of any assets of the Company of any kind or character (excluding Permitted Junior Securities and other than payments previously made pursuant to Article Eight) shall be made by or on behalf of the Company on account of principal of, premium, if any, or interest on the Notes or on account of the purchase, redemption or other acquisition of Notes for a period ("Payment Blockage Period") commencing on the fifth day following receipt by the Trustee of such notice or the date of acceleration referred to in clause (2) above, as the case may be, unless and until the earliest to occur of the following events: (w) 179 days shall have elapsed since receipt of such written notice by the Trustee or the date of such acceleration (provided such Designated Senior Indebtedness shall not theretofore have been accelerated), (x) such Non-payment Default shall have been cured or waived or shall have ceased to exist, (y) such Designated Senior Indebtedness shall have been discharged or paid in full in cash or Cash Equivalents or (z) such Payment Blockage Period shall have been terminated by written notice to the Company or the Trustee from the Senior Representative initiating such Payment Blockage Period, after which, in each case, the

Company shall resume making any and all required payments in respect of the Notes, including any missed payments. Notwithstanding any other provision of this Indenture, only one Payment Blockage Period may be commenced within any consecutive 365-day period. No Non-payment Default with respect to Designated Senior Indebtedness which existed or was continuing on the date of the commencement of any Payment Blockage Period shall be, or be made, the basis for the commencement of a second Payment Blockage Period, whether or not within a period of 365 consecutive days, unless such default shall have been cured for a period of not less than 90 consecutive days. In no event shall a Payment Blockage Period extend beyond 179 days from the fifth day following the receipt by the Trustee of the notice referred to in clause (1) of this Section 10.03(b) or the date of the acceleration referred to in clause (2) of this Section 10.03(b) and there must be a 186 consecutive day period in any 365 consecutive day period during which no Payment Blockage Period is in effect. Notwithstanding the foregoing, no further notice may be given in respect of any Non-payment Default or in respect of any acceleration unless and until all scheduled payments of principal, premium, if any, and interest not paid on the Notes during any such Payment Blockage Period as a result of any notice or acceleration shall have been paid in full in cash or Cash Equivalents.

     (c) In the event that, notwithstanding the foregoing, the Trustee or the Holder of any Note shall have received any payment prohibited by the foregoing provisions of this Section 10.03, then and in such event such payment shall be paid over and delivered forthwith to the Senior Representatives or as a court of competent jurisdiction shall direct for application to the payment of any due and unpaid Senior Indebtedness, to the extent necessary to pay all such due and unpaid Senior Indebtedness in cash or Cash Equivalents, after giving effect to any concurrent payment to or for the holders of Senior Indebtedness.

10.04  Trustee's Relation to Senior Indebtedness.

     With respect to the holders of Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article Ten, and no implied covenants or obligations with respect to the holders of Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and the Trustee shall not be liable to any holder of Senior Indebtedness if it shall mistakenly pay over or deliver to Holders, the Company or any other person moneys or assets to which any holder of Senior Indebtedness shall be entitled by virtue of this Article Ten or otherwise.

10.05  Subrogation to Rights of Holders of Senior Indebtedness.

     Upon the payment in full of all Senior Indebtedness, the Holders of the Notes shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of, premium, if any, and interest on the Notes shall be paid in full in cash or Cash Equivalents. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Notes or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article Ten to the holders of Senior Indebtedness by Holders of the Notes or the Trustee shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Notes, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

     If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article Ten shall have been applied, pursuant to the provisions of this Article Ten, to the payment of all amounts payable under the Senior Indebtedness of the Company, then and in such case the Holders shall be entitled to receive from the holders of such Senior Indebtedness at the time outstanding any payments or distributions received by such holders of such Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full.

10.06  Provisions Solely To Define Relative Rights.

     The provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the Holders of the Notes on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article Ten or elsewhere in this Indenture or in the Notes is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Notes the principal of, premium, if any, and interest on the Notes as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Notes and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon a Default or an Event of Default under this Indenture, subject to the rights, if any, under this Article Ten of the holders of Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshaling of assets and liabilities of the Company referred to in Section 10.02, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 10.03, to prevent any payment prohibited by such Section or enforce their rights pursuant to Section 10.03(c).

     The failure to make a payment on account of principal of, premium, if any, or interest on the Notes by reason of any provision of this Article Ten shall not be construed as preventing the occurrence of a Default or an Event of Default hereunder.

10.07  Trustee To Effectuate Subordination.

     Each Holder of a Note by such Holder's acceptance thereof authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article Ten and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of the Company whether in bankruptcy, insolvency, receivership proceedings, or otherwise, the timely filing of a claim for the unpaid balance of the Indebtedness of the Company owing to such Holder in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file such a claim prior to 30 days before the expiration of the time to file such a claim, the holders of Senior Indebtedness, or any Senior Representative, may file such a claim on behalf of Holders of the Notes.

10.08  No Waiver of Subordination Provisions.

     (a) No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

    (b) Without limiting the generality of Section 10.08(a), the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article Ten or the obligations hereunder of the Holders of the Notes to the holders of Senior Indebtedness, do any one or more of the following: (1) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (2) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (3) release any person liable in any manner for the collection or payment of Senior Indebtedness; and (4) exercise or refrain from exercising any rights against the Company and any other person; provided, however, that in no event shall any such actions limit the right of the Holders of the Notes to take any action to accelerate the maturity of the Notes pursuant to Article Six hereof or to pursue any rights or remedies hereunder or under applicable laws if the taking of such action does not otherwise violate the terms of this Indenture.

10.09  Notice to Trustee.

     (a) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article Ten or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of this Section 10.09, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 10.09 at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose under this Indenture (including, without limitation, the payment of the principal of, premium, if any, or interest on any Note), then, anything herein contained to the contrary notwithstanding but without limiting the rights and remedies of the holders of Senior Indebtedness or any trustee, fiduciary or agent thereof, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date; nor shall the Trustee be charged with knowledge of the curing of any such default or the elimination of the act or condition preventing any such payment unless and until the Trustee shall have received an Officers' Certificate to such effect.

     (b) Subject to the provisions of Section 7.01, the Trustee shall be entitled to rely on the delivery to it of a written notice to the Trustee and the Company by a person representing himself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article Ten, the Trustee may request such person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such person, the extent to which such person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such person under this Article Ten, and if such evidence is not furnished, the Trustee may defer any payment to such person pending judicial determination as to the right of such person to receive such payment.

10.10  Reliance on Judicial Order or Certificate of Liquidating Agent.

     Upon any payment or distribution of assets of the Company referred to in this Article Ten, the Trustee, and the Holders, shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding-up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

10.11 Rights of Trustee as a Holder of Senior Indebtedness; Preservation of Trustee's Rights.

     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Ten shall apply to claims of, or payments to, the Trustee under or pursuant to
Section 7.08.

10.12  Article Applicable to Paying Agents.

    In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article Ten in addition to or in place of the Trustee; provided, however, that Section 10.11 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

10.13  No Suspension of Remedies.

     Nothing contained in this Article Ten shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Article Six or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article Ten of the holders, from time to time, of Senior Indebtedness.

10.14  Certain Conversions Deemed Payment.

     For the purposes of this Article only, (a) the issuance and delivery of Permitted Junior Securities upon conversion of Notes in accordance with Article Eleven shall not be deemed to constitute a payment or distribution on account of the principal of or premium, if any, or interest on Notes or on account of the purchase or other acquisition of Notes, and (b) the payment, issuance or delivery of cash, property or securities (other than Permitted Junior Securities) upon conversion of a Note shall be deemed to constitute payment on account of the principal of such Note. Nothing contained in this Article or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Notes, the right, which is absolute and unconditional, of the Holder of any Note to convert such Notes in accordance with Article Eleven.

                                ARTICLE ELEVEN
                              CONVERSION OF NOTES

11.01  Conversion Privilege and Conversion Price.

     Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Note or any portion of the principal amount thereof which equals $1,000 or any integral multiple thereof may be converted at the principal amount thereof, or of such portion thereof, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock, at the conversion price, determined as hereinafter provided, in effect at the time of conversion.
Such conversion right shall expire at the close of business on the Business Day next preceding April 15, 2005. In case a Note or portion thereof is called for redemption, such conversion right in respect of the Note or portion so called shall expire at the close of business on the Business Day next preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption.
The price at which shares of Common Stock shall be delivered upon conversion (herein called the "conversion price") shall be initially $12.00 per share of Common Stock. The conversion price shall be adjusted in certain instances as provided in paragraphs (a), (b), (c), (d), (e), (f) and (i) of Section 11.04.

11.02  Exercise of Conversion Privilege.

     In order to exercise the conversion privilege, the Holder of any Note shall surrender such Note, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained pursuant to
Section 2.03, accompanied by written notice to the Company in the form provided in the Note (or such other notice as is acceptable to the Company) at such office or agency that the Holder elects to convert such Note or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. In the case of any Note which is surrendered for conversion during the period from the close of business on any Regular Record Date through and including the next succeeding Interest Payment Date (other than any Note whose Stated Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Note is registered at the close of business on such Regular Record Date; provided, however, that Notes so surrendered for conversion shall (except in the case of Notes or portions thereof which have been called for redemption on a Redemption Date within such period) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount being surrendered for conversion. Except as provided in the immediately preceding sentence, in the case of any Note which is converted (a) interest whose Stated Maturity is after the date of conversion of such Note shall not be payable and (b) no payment or adjustment shall be made upon conversion on account of any dividends on the Common Stock issued upon conversion.

     Notes shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Notes for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Notes as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock as and after such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at any office or agency of the Company maintained pursuant to Section 2.03 a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 11.03.
In the case of any Note which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Note or Notes of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Note.

11.03  Fractions of Shares.

     No fractional share of Common Stock shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Note or Notes (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fractional share in an amount equal to such fraction multiplied by the Closing Price (as hereinafter defined) at the close of business on the last Trading Day (as hereafter defined) immediately preceding the date of conversion.

11.04  Adjustment of Conversion Price.

     (a) In case the Company shall make a dividend or other distribution on the Common Stock exclusively in Common Stock or shall make a dividend or other distribution on any other class of capital stock of the Company which dividend or distribution includes Common Stock, the conversion price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purpose of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

     (b) Subject to the last sentence of paragraph (g) of this Section, in case the Company shall issue rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (determined as provided in paragraph (h) of this Section) on the date of such issuance, the conversion price in effect at the opening of business on the day following the date of such issuance shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date of such issuance plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase as a result of the exercise or conversion of such rights or warrants would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date of such issuance plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date of such issuance; provided, however, that the Company may issue to its officers, business associates, employees, directors and consultants such rights or warrants to the extent such rights or warrants are not exercisable or convertible for more than two percent (2%) of the Common Stock on a fully diluted basis. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not issue any rights or warrants in respect of shares of Common Stock held in the treasury of the Company.

     (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which subdivision or combination becomes effective.

     (d) Subject to the last sentence of this paragraph (d) and the last sentence of paragraph (g) of this Section, in case the Company shall, by dividend or otherwise, distribute to all holders of the Common Stock evidences of indebtedness of the Company or of any Subsidiary, shares of any class of the Company's capital stock, cash or other assets (including securities, but excluding any rights or warrants referred to in paragraph (b) of this Section, excluding any dividend or distribution paid exclusively in cash and excluding any dividend or distribution referred to in paragraph (a) of this Section), the conversion price shall be reduced by multiplying the conversion price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in paragraph (h) of this Section) on such date less the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the evidences of indebtedness, shares of capital stock, cash and other assets to be distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following such date. If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (d) by reference to the actual or when-issued trading market for any securities comprising part or all of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to paragraph (h) of this Section, to the extent possible. For purposes of this paragraph (d), any dividend or distribution that includes shares of Common Stock, rights or warrants to subscribe for or purchase shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock shall be deemed to be (x) a dividend or distribution of the evidences of indebtedness, cash, assets or shares of capital stock other than such shares of Common Stock, such rights or warrants or such convertible or exchangeable securities (making any conversion price reduction required by this paragraph (d)) immediately followed by (y) in the case of such shares of Common Stock or such rights or warrants, a dividend or distribution thereof (making any further conversion price reduction required by paragraph (a) and (b) of this Section, except any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (a) of this Section), or (z) in the case of such convertible or exchangeable securities, a dividend or distribution of the number of shares of Common Stock as would then be issuable upon the conversion or exchange thereof, whether or not the conversion or exchange of such securities is subject to any conditions (making any further conversion price reduction required by paragraph (a) of this Section, except the shares deemed to constitute such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (a) of this Section).

     (e) In case the Company shall, by dividend or otherwise, at any time distribute to all holders of the Common Stock cash (excluding any cash that is distributed as part of a distribution referred to in paragraph (d) of this Section or in connection with a transaction to which Section 1311 applies) in an aggregate amount that, together with (i) the aggregate amount of any other distributions to all holders of the Common Stock made exclusively in cash within the 12 months preceding the date fixed for the determination of shareholders entitled to such distribution and in respect of which no conversion price adjustment pursuant to paragraph (d) or this paragraph (e) has been made previously and (ii) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) as of such date of determination of consideration payable in respect of any tender offer by the Company or a Subsidiary for all or any portion of the Common Stock consummated within the 12 months preceding such date of determination and in respect of which no conversion price adjustment pursuant to paragraph (f) of this Section has been made previously, exceeds 12.5% of the product of the Current Market Price (determined as provided in paragraph (h) of this Section) on such date of determination times the number of shares of Common Stock outstanding on such date, the conversion price shall be reduced by multiplying the conversion price in effect immediately prior to the close of business on such date of determination by a fraction of which the numerator shall be the Current Market Price (determined as provided in paragraph (h) of this Section) on such date less the amount of cash to be distributed at such time applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day after such date.

     (f) In case a tender offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall be consummated and such tender offer shall involve an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) as of the last time (the "Expiration Time") that tenders may be made pursuant to such tender offer (as it shall have been amended) that, together with (i) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) as of the Expiration Time of the other consideration paid in respect of any other tender offer by the Company or a Subsidiary for all or any portion of the Common Stock consummated within the 12 months preceding the Expiration Time and in respect of which no conversion price adjustment pursuant to this paragraph (f) has been made previously and (ii) the aggregate amount of any distributions to all holders of the Common Stock made exclusively in cash within the 12 months preceding the Expiration Time and in respect of which no conversion price adjustment pursuant to paragraphs (d) or (e) of this Section has been made previously, exceeds 12.5% of the product of the Current Market Price (determined as provided in paragraph (h) of this Section) immediately prior to the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time, the conversion price shall be reduced by multiplying the conversion price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be (x) the product of the Current Market Price (determined as provided in paragraph (h) of this Section) immediately prior to the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) at the Expiration Time minus (y) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders upon consummation of such tender offer and the denominator shall be the product of (A) such Current Market Price times (B) such number of outstanding shares at the Expiration Time minus the number of shares accepted for payment in such tender offer (the "Purchased Shares"), such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time; provided, that if the number of Purchased Shares or the aggregate consideration payable therefor have not been finally determined by such opening of business, the adjustment required by this paragraph (f) shall, pending such final determination, be made based upon the preliminarily announced results of such tender offer, and, after such final determination shall have been made, the adjustment required by this paragraph

     (f) shall be made based upon the number of Purchased Shares and the aggregate consideration payable therefor as so finally determined.

     (g) The reclassification of Common Stock into securities which include securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 11.11 applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of shareholders entitled to such distribution" within the meaning of paragraph (d) of this Section), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (c) of this Section).

     Rights or warrants issued by the Company to all holders of the Common Stock entitling the holders thereof to subscribe for or purchase shares of Common Stock (either initially or under certain circumstances), which rights or warrants (i) are deemed to be transferred with such shares of Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Common Stock, in each case in clauses (i) through (iii) until the occurrence of a specified event or events ("Trigger Event"), shall for purposes of this Section 11.04 not be deemed issued until the occurrence of the earliest Trigger Event. In addition, in the event of any distribution (or deemed distribution) of rights or warrants that was counted for purposes of calculating a distribution amount for which an adjustment to any conversion price under this Section 11.04 was made and such rights or warrants shall have expired or been terminated without exercise by any holders thereof, the conversion price shall be readjusted as if such rights and warrants had not been issued.

     Notwithstanding any other provision of this Section 11.04 to the contrary, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any stockholder rights plan) shall be deemed not to have been distributed for purposes of this Section 11.04 if the Company makes proper provision so that each Holder of Notes of each series who converts a Note (or any portion thereof) of that series after the date fixed for determination of stockholders entitled to receive such distribution shall be entitled to receive on such conversion, in addition to the shares of Common Stock issuable on such conversion, the amount and kind of such distributions which that Holder would have been entitled to receive if such Holder had immediately prior to such determination date converted that Note into Common Stock.
(h)    For the purpose of any computation under this paragraph and paragraphs
(b), (d), (e) and (f) of this Section, the current market price per share of Common Stock (the "Current Market Price") on any date shall be deemed to be the average of the daily Closing Prices for the 5 consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the date in question; provided, however, that (i) if the "ex" date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the conversion price pursuant to paragraph (a), (b), (c), (d), (e) or (f) above occurs on or after the 20th Trading Day prior to the date in question and prior to the "ex" date for the issuance or distribution requiring such computation, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the conversion price is so required to be adjusted as a result of such other event, (ii) if the "ex" date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the conversion price pursuant to paragraph (a), (b), (c),
(d), (e) or (f) above occurs on or after the "ex" date for the issuance or distribution requiring such computation and on or prior to the date in question, the Closing Price for each Trading Day on and after the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the conversion price is so required to be adjusted as a result of such other event, and (iii) if the "ex" date for the issuance or distribution requiring such computation is on or prior to the date in question, after taking into account any adjustment required pursuant to clause (ii) of this proviso, the Closing Price for each Trading Day on or after such "ex" date shall be adjusted by adding thereto the amount of any cash and the fair market value on the date in question (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of paragraph (d) or (e) of this Section, whose determination shall be conclusive and described in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such "ex" date. For the purpose of any computation under paragraph (f) of this Section, the Current Market Price on any date shall be deemed to be the average of the daily Closing Prices for the 5 consecutive Trading Days selected by the Company commencing on or after the latest (the "Commencement Date") of (i) the date 20 Trading Days before the date in question, (ii) the date of commencement of the tender offer requiring such computation and (iii) the date of the last amendment, if any, of such tender offer involving a change in the maximum number of shares for which tenders are sought or a change in the consideration offered, and ending not later than the Expiration Time of such tender offer; provided, however, that if the "ex" date for any event (other than the tender offer requiring such computation) that requires an adjustment to the conversion price pursuant to paragraph (a), (b), (c), (d), (e) or (f) above occurs on or after the Commencement Date and prior to the Expiration Time for the tender offer requiring such computation, the Closing Price for each Trading Day prior to the "ex" date for such other event shall be adjusted by multiplying such Closing Price by the same fraction by which the conversion price is so required to be adjusted as a result of such other event. The closing price for any Trading Day (the "Closing Price") shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealers Automated Quotations National Market System or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose. For purposes of this paragraph, the term "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are generally not traded on the applicable securities exchange or in the applicable securities market, and the term "'ex' date,"
(i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Prices were obtained without the right to receive such issuance or distribution, (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (iii) when used with respect to any tender offer means the first date on which the Common Stock trades regular way on such exchange or in such market after the last time that tenders may be made pursuant to such tender offer (as it shall have been amended).

     (i) The Company may make such reductions in the conversion price, in addition to those required by paragraphs (a), (b), (c), (d), (e) and (f) of this Section, as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients or, if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

     (j) No adjustment in the conversion price shall be required unless such adjustment (plus any other adjustments not previously made by reason of this paragraph (j)) would require an increase or decrease of at least 1% in the conversion price; provided, however, that any adjustments which by reason of this paragraph (j) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

     (k) Notwithstanding any other provision of this Section 11.04, no adjustment to the conversion price shall reduce the conversion price below the then par value per share of the Common Stock, and any such purported adjustment shall instead reduce the conversion price to such par value. The Company hereby covenants not to take any action to increase the par value per share of the Common Stock.

11.05  Notice of Adjustments of Conversion Price.

     Whenever the conversion price is adjusted as herein provided:

     (a) the Company shall compute the adjusted conversion price in accordance with Section 11.04 and shall prepare a certificate signed by the Treasurer or Chief Financial Officer of the Company setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed (with a copy to the Trustee) at each office or agency maintained for the purpose of conversion of Notes pursuant to Section 2.03;

     (b) a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall forthwith be prepared, and as soon as practicable after it is prepared, such notice shall be furnished by the Company to the Trustee and mailed by the Company at its expense to all Holders at their last addresses as they shall appear in the Note Register; and

     (c) the Trustee shall have no obligation to calculate or confirm the conversion price.

11.06  Notice of Certain Corporate Action.

In case:

     (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require a conversion price adjustment pursuant to paragraph (e) of Section 11.04; or

     (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights (excluding shares of capital stock or options for capital stock issued pursuant to a benefit plan for employees, officers or directors of the Company); or

     (c) of any reclassification of the Common Stock (other than a subdivision or combination of the outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

     (e) the Company or any Subsidiary shall commence a tender offer for all or a portion of the outstanding shares of Common Stock (or shall amend any such tender offer to change the maximum number of shares being sought or the amount or type of consideration being offered therefor);
then the Company shall cause to be filed at each office or agency maintained pursuant to Section 2.03, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Note register, at least 21 days (or

11 days in any case specified in clause (a), (b) or (e) above) prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record who will be entitled to such dividend, distribution, rights or warrants are to be determined, (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation or winding up, or (z) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto). Neither the failure to give any such notice nor any defect therein shall affect the legality or validity of any action described in clauses (a) through
(e) of this Section 11.06.

11.07  Company to Reserve Common Stock.

     The Company shall at all times reserve and keep available, free from preemptive rights, out of the authorized but unissued Common Stock or out of the Common Stock held in treasury, for the purpose of effecting the conversion of Notes, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Notes.

11.08  Taxes on Conversions.

     The Company will pay any and all original issuance, transfer, stamp and other similar taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Notes pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Note or Notes to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

11.09  Covenant as to Common Stock.

     The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be validly issued, fully paid and nonassessable.

11.10  Cancellation of Converted Notes.

     All Notes delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee.
11.11  Provisions as to Consolidation, Merger or Sale of Assets.
In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock) or any sale or transfer of all or substantially all of the assets of the Company, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Note then outstanding shall have the right thereafter, during the period such Note shall be convertible as specified in Section 11.01, to convert such Note only into the kind and amount of securities, cash and other property, if any, receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock into which such Note might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Common Stock (i) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a "Constituent Person"), or an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock held immediately prior to such consolidation, merger, sale or transfer by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("nonelecting share"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each nonelecting share shall be deemed to be the kind and amount so receivable per share by a plurality of the nonelecting shares). Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section shall similarly apply to successive consolidations, mergers, sales or transfers.

11.12    Trustee and Conversion Agents Not Liable.

     The Company is solely responsible for performing the duties and responsibilities contained in this Article Eleven. Neither the Trustee nor any conversion agent shall at any time be under any duty or responsibility to any Holder of Notes to determine whether any facts exist which may require any adjustment of the conversion rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any conversion agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any securities or cash or other property which may at any time be issued or delivered upon the conversion of any Note or makes any representation with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Note for the purpose of conversion, or, subject to Section 7.01, with any of the covenants of the Company contained in this Article Eleven.

                             ARTICLE TWELVE
                              MISCELLANEOUS

12.01  Trust Indenture Act of 1939.

     This Indenture is subject to the provisions of the TIA that are required to be a part of this Indenture, and shall, to the extent applicable, be governed by such provisions.

     If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

12.02  Notices.

     Any notice or communication shall be sufficiently given if in writing and delivered in person or mailed by first class mail, postage prepaid, addressed as follows:

If to the Company to:

            Telegroup Inc.
            2098 Nutmeg Avenue
            Fairfield, IA  52556

            Attention:  Corporate Secretary


            With a copy to:

            Swidler & Berlin
            3000 K Street, N.W.
            Suite 300
            Washington, DC  20007-5116

If to the Trustee to:

            State Street Bank and Trust Company
            Goodwin Square
            225 Asylum Street
            Hartford, CT  06103
Attention:  Corporate Trust Administration

     The parties hereto by notice to the other parties may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication mailed, postage prepaid, to a Holder, including any notice delivered in connection with TIA Sec. 310(b), TIA Sec. 313(c), TIA Sec. 314(a) and TIA Sec. 315(b), shall be mailed by first class mail to such Holder at the address of such Holder as it appears on the Notes register maintained by the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed. Copies of any such communication or notice to a Holder shall also be mailed to the Trustee. Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Holders. Except for a notice to the Trustee, which is deemed given only when received, if a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

12.03  Communication by Holders with Other Holders.

     Holders may communicate pursuant to TIA Sec. 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The obligors, the Trustee, the Registrar and any other person shall have the protection of TIA Sec. 312(c).

12.04  Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, such obligor shall furnish to the Trustee:

     (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

12.05  Statements Required in Certificate or Opinion.

     Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

     (a) a statement that the person making such certificate or opinion has read such covenant or condition;

     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinions contained in such certificate or opinion are based;

    (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an opinion as to whether or not such covenant or condition has been complied with; and

     (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

12.06  Rules by Trustee, Paying Agent, Registrar.

     The Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Paying Agent or Registrar may make reasonable rules for its functions.

12.07  Governing Law.

     The laws of the State of New York shall govern this Indenture and the Notes without regard to principles of conflicts of law. The Trustee, the Company and the Holders agree to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Indenture or the Notes.

12.08  No Interpretation of Other Agreements.

     This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

12.09  No Recourse Against Others.

     A director, officer, employee, stockholder or Affiliate, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability.

12.10  Successors.

     All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

12.11  Duplicate Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all such executed copies together represent the same agreement.

12.12  Separability.

     In case any provision in this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefor against any party hereto.

12.13  Table of Contents, Headings, etc.

     The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

12.14  Benefits of Indenture.

     Except as provided in Article Ten, nothing in this Indenture or in the Notes, express or implied, shall give to any person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

TELEGROUP, INC.


By:
    Name:
    Title:

STATE STREET BANK AND TRUST COMPANY, as Trustee


By:
    Name:
    Title:

                                 (FORM OF NOTE)

                   THIS SECURITY HAS NOT BEEN REGISTERED
                  UNDER THE SECURITIES ACT OF 1933 OR
                    ANY APPLICABLE STATE SECURITIES LAWS
                    AND MAY BE REOFFERED AND SOLD ONLY IF
                      SO REGISTERED OR PURSUANT TO AN
                      EXEMPTION FROM SUCH REGISTRATION
                              TELEGROUP, INC.
                 8% CONVERTIBLE SUBORDINATED NOTE DUE 2005
                         No. ______    $__________

     TELEGROUP, INC., a corporation incorporated under the laws of the State of Iowa (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________ or registered assigns, the principal sum of _______________ Dollars on April 15, 2005, at the office or agency of the Company referred to below, and to pay interest thereon on April 15 and October 15, in each year, commencing on April 15, 1998; provided that, until the earlier of (x) April 15, 1999 or (y) the Final Note Interest Time, at the option of the Company, interest may be paid by the issuance of Secondary Notes. Interest on the Notes will accrue from the most recent Interest Payment Date to which interest has been paid or duly provided for (including by issuing Secondary Notes as provided herein) or, if no interest has been paid, from the original date of issuance, at the rate of 8% per annum, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

     The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture referred to on the reverse hereof, be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date (each a "Regular Record Date"). Any such interest not so punctually paid, or duly provided for (including by issuing Secondary Notes as provided herein), and interest on such defaulted interest at the rate borne by the Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Trustee, notice of which shall be given to Holders of Notes not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

     On each such Interest Payment Date until the earlier of (x) April 15, 1999 or (y) the Final Note Interest Time, the Company may, at its option and in its sole discretion, in lieu of the payment in whole or in part of interest in cash on the Notes pay interest on the Notes through the issuance of Secondary Notes in an aggregate principal amount equal to the amount of interest that would be payable with respect to the Notes, if such interest were paid in cash. Thereafter, the Company shall pay interest on the Notes in cash. The Company shall notify the Trustee in writing of such election and the Trustee shall authenticate Secondary Notes for original issuance to each Holder on the relevant Regular Record Date in the aggregate principal amount required to pay the amount of interest on the Notes that the Company has elected to pay through its issuance of Secondary Notes in lieu of cash. The Company shall pay cash in lieu of issuing Secondary Notes in any denomination of less than $1,000 (which shall be determined with respect to the aggregate amount of Notes held by each Holder as shown by the records of the Trustee).
Payment of the principal of, premium, if any, and interest on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the person entitled thereto as such address shall appear on the security register maintained by the Registrar.

     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof.

     Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, and a seal has been affixed hereon, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:             , 1997                   TELEGROUP, INC.

                                            By:
                                            Name:
                                            Title:

   [SEAL]

Attest:

____________________
Authorized Signature

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

This is one of the Notes referred to in the within-mentioned Indenture.

STATE STREET BANK AND TRUST COMPANY, as Trustee


By:
   Authorized Officer

                               (Reverse of Note)

1. Indenture. This Note is one of a duly authorized issue of Notes of the Company designated as its 8% Convertible Subordinated Notes due 2005, limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to $25,000,000 (plus the aggregate principal amount of any Secondary Notes), which may be issued under an indenture (herein called the "Indenture") dated as of September 30, 1997, among Telegroup, Inc., an Iowa corporation, as issuer (the "Company"), and State Street Bank and Trust Company, a Massachusetts trust company, as trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

All capitalized terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

No reference herein to the Indenture and no provisions of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

2. Subordination. The Indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Senior Indebtedness (including, without limitation, in the case of Designated Senior Indebtedness, any interest accruing subsequent to the filing of a petition for bankruptcy of the Company at the rate provided for in the documentation governing such Designated Senior Indebtedness of the Company to the extent such interest is an allowed claim under applicable law) as defined in the Indenture, and this Note is issued subject to such provisions. Each Holder of this Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and
(c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Note shall cease to be so subordinate and subject in right of payment upon any defeasance of this Note referred to in Paragraph 8 below.

3.    Redemption.

     (a) Optional Redemption. The Notes will not be subject to redemption prior to October 15, 2000 and will be redeemable on or after such date, at the option of the Company, as a whole or in part, in principal amounts of $1,000 or any integral multiple of $1,000, upon not less than 30 nor more than 60 days' prior notice at the following Redemption Prices (expressed as percentages of the principal amount) if redeemed during the 12-month period beginning October 15 of the years indicated below; provided that notwithstanding the foregoing, the Notes shall not be redeemable on or after October 15, 2000 and before October 14, 2001, unless the last reported sales price of the Common Stock shall be equal to or greater than 150% of the conversion price (as defined in the Indenture) for at least 20 trading days within a period of 30 consecutive trading days ending within five trading days of the call for redemption.


                        Year             Redemption Price


                        2000.................104.00%
                        2001.................103.00%
                        2002.................101.50%
                        2003 and thereafter..100.00%

plus accrued and unpaid interest, if any, to the Redemption Date, all as provided in the Indenture.

     (b) Interest Payments. In the case of any redemption of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

     (c) Partial Redemption. In the event of redemption of this Note in part only, a new Note or Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

4. Offers to Purchase. Sections 4.12 and 4.13 of the Indenture provide that upon the occurrence of a Change of Control and following certain Asset Sales, and subject to further limitations contained therein, the Company shall make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

5. Termination of Trading. Section 4.17 of the Indenture provides that upon the occurrence of a Termination of Trading Event, the Company is required, at the option of the Holder, to repurchase all or any part of the Notes in accordance with the procedures set forth in the Indenture.

6. Conversion. The Holder of this Note is entitled, at his option, at any time on or before the close of business on the Business Day next preceding April 15, 2005, or in case this Note or a portion hereof is called for redemption, then in respect of this Note or such portion hereof until and including, but (unless the Company defaults in making the payment due upon redemption) not after, the close of business on the Business Day next preceding the Redemption Date, to convert this Note (or any portion of the principal amount hereof which is $1,000 or an integral multiple thereof), at the principal amount hereof, or of such portion, into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Company at a conversion price equal to $12.00 principal amount for each share of Common Stock (or at the current adjusted conversion price if an adjustment has been made as provided in the Indenture) by surrender of this Note, duly endorsed or assigned to the Company or in blank, to the Company at its office or agency maintained for that purpose pursuant to Section 2.03 of the Indenture, accompanied by written notice to the Company on the back of this Note (or such other notice as is acceptable to the Company) that the Holder hereof elects to convert this Note, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted, and, in case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the close of business on such Interest Payment Date (unless this Note or the portion thereof being converted has been called for redemption on a Redemption Date within such period), also accompanied by payment in New York Clearing House funds, or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Note then being converted. Subject to the aforesaid requirement for payment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Note (or any Predecessor Note) of record at such Regular Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), no payment or adjustment is to be made upon conversion on account of any interest accrued hereon or on account of any dividends on the Common Stock issued upon conversion. No fractional shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional share the Company shall pay a cash adjustment as provided in the Indenture. The conversion price is subject to adjustment as provided in the Indenture.
In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the sale or transfer of all or substantially all of the assets of the Company, the Indenture shall be amended, without the consent of any Holders of Notes, so that this Note, if then outstanding, will be convertible thereafter, during the period this Note shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger, sale or transfer by a Holder of the number of shares of Common Stock into which this Note was convertible immediately prior to such consolidation, merger, sale or transfer (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares).

7. Defaults and Remedies. If an Event of Default shall occur and be continuing, the principal of all of the outstanding Notes, plus all accrued and unpaid interest, if any, to and including the date the Notes are paid, may be declared due and payable in the manner and with the effect provided in the Indenture.

8. Defeasance. The Indenture contains provisions (which provisions apply to this Note) for defeasance at any time of (a) the entire indebtedness of the Company under this Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

9. Amendments and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time outstanding, on behalf of the Holders of all the Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past Defaults under the Indenture and this Note and their consequences. Any such consent or waiver by or on behalf of the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

10. Denominations, Transfer and Exchange. The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the security register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained for such purpose in the Borough of Manhattan in The City of New York or at such other office or agency of the Company as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any registration of transfer or exchange or redemption of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

11. Persons Deemed Owners. Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this
Note is registered as the owner hereof for all purposes, whether or not this Note shall be overdue, and neither the Company, the Trustee nor any agent shall be affected by notice to the contrary.

12. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

                   OPTION OF HOLDER TO ELECT PURCHASE

     If you wish to have this Note purchased by the Company pursuant to
Section 4.12, 4.13 or 4.18 of the Indenture, check the appropriate box:

Section 4.12 [  ]
Section 4.13 [  ]
Section 4.18 [  ]

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.12, 4.13 or 4.18 of the Indenture, state the amount:
$

Date: _____________            Your signature:

(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

                               ASSIGNMENT FORM

If you the holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to

(Insert assignee's social security or tax ID number)








(Print or type assignee's name, address and zip code) and irrevocably appoint agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.


Date: _____________            Your signature:

(Sign exactly as your name appears on the other side of this Note) Signature Guarantee:

                            CONVERSION NOTICE

If you want to convert this Note into Common Stock of the Company, check the box:

If you want to convert only part of this Note, state the amount:
$          (must be multiples of $1,000.00)

If you want the stock certificate made out in another person's name, fill in the form below and have your signature guaranteed:

(Please insert other person's security or tax identification number)



(Print or type other person's name, address and zip code)

Date:     Your signature:

        (Sign exactly as your name appears on the other side of this Note)

Signature Guarantee: